Exhibit 10.46

EXECUTION VERSION

FIRST AMENDMENT

FIRST AMENDMENT, dated as of September 27, 2016 (this “Amendment”), to the Term Loan Credit Agreement, dated as of May 31, 2015 (the “Credit Agreement”), among TTM TECHNOLOGIES, INC. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that (i) all of the outstanding Term Loans (the “Existing Term Loans”, and the Lenders of such Existing Term Loans, collectively, the “Existing Term Lenders”) be refinanced and/or replaced with Replacement Term Loans in accordance with Section 10.1 of the Credit Agreement by obtaining New Term Loan Commitments (as defined in Section 2 of this Amendment) and (ii) the Credit Agreement be amended in the form attached hereto as Exhibit A (the “Amended Credit Agreement”);

WHEREAS, Section 10.1 of the Credit Agreement permits the Borrower to amend the Credit Agreement, with the written consent of the Administrative Agent and the Lenders providing Replacement Term Loans, to refinance the Existing Term Loans with the proceeds of the Replacement Term Loans;

WHEREAS, upon the occurrence of the First Amendment Effective Date (as defined in Section 3 of this Amendment), the Replacement Term Loans (such Replacement Term Loans comprising the Continued Term Loans and the Additional Term Loans (each as defined below), collectively, the “New Term Loans”) will replace and refinance the Existing Term Loans;

WHEREAS, upon the occurrence of the First Amendment Effective Date, the Credit Agreement will be deemed amended in the form of the Amended Credit Agreement;

WHEREAS, each Existing Term Lender that executes and delivers a signature page to this Amendment (a “Lender Addendum”) and in connection therewith agrees (x) to continue all of its Existing Term Loans as New Term Loans (such continued Term Loans, the “Continued Term Loans”, and such Lenders, collectively, the “Continuing Term Lenders”) and (y) to the terms of the Amended Credit Agreement will thereby (i) agree to the terms of this Amendment and the Amended Credit Agreement and (ii) agree to continue all of its Existing Term Loans outstanding on the First Amendment Effective Date as New Term Loans in a principal amount equal to the aggregate principal amount of such Existing Term Loans so continued (or such lesser amount as notified to such Lender by JPMorgan Chase Bank, N.A., in its capacity as sole lead arranger and bookrunner for the Replacement Term Loans (in such capacity, the “Lead Arranger”) prior to the First Amendment Effective Date);

WHEREAS, subject to the preceding recitals, each Person (other than a Continuing Term Lender in its capacity as such) that executes and delivers a Lender Addendum and agrees in connection therewith (x) to make New Term Loans (such New Term Loans, the “Additional Term Loans”, and the Lenders of such Additional Term Loans, collectively, the “Additional Term Lenders”) and (y) to the terms of the Amended Credit Agreement will thereby (i) agree to the terms of this Amendment and the Amended Credit Agreement and (ii) commit to make Additional Term Loans to the Borrower on the First

Amendment Effective Date as New Term Loans in a principal amount (not in excess of any such commitment) as is determined by the Lead Arranger and notified to such Additional Term Lender;

WHEREAS, upon the occurrence of the First Amendment Effective Date, the proceeds of the Additional Term Loans will be used by the Borrower to repay in full the outstanding principal amount of the Existing Term Loans that are not continued as New Term Loans by Continuing Term Lenders;

WHEREAS, the Continuing Term Lenders and the Additional Term Lenders (collectively, the “New Term Lenders”) are severally willing to (i) continue their Existing Term Loans as New Term Loans and/or to make New Term Loans, as the case may be, and (ii) direct the Administrative Agent to enter an amendment to the Guarantee and Collateral Agreement as contemplated by Section 6 of this Amendment; and

WHEREAS, the Borrower, the Administrative Agent and the New Term Lenders are willing to agree to this Amendment and the Amended Credit Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. New Term Loans.

(a) Subject to the terms and conditions set forth herein (i) each Continuing Term Lender severally agrees to continue all (or such lesser amount as notified to such Lender by the Lead Arranger prior to the First Amendment Effective Date) of its Existing Term Loans as a New Term Loan on the First Amendment Effective Date in a principal amount equal to such Continuing Term Lender’s New Term Loan Commitment (as defined below) and (ii) each Additional Term Lender severally agrees to make a New Term Loan on the First Amendment Effective Date to the Borrower in a principal amount equal to such Additional Term Lender’s New Term Loan Commitment.

(b) For purposes hereof, a Person shall become a party to the Amended Credit Agreement and a New Term Lender as of the First Amendment Effective Date by executing and delivering to the Administrative Agent, on or prior to the First Amendment Effective Date, a Lender Addendum in its capacity as a New Term Lender. The Borrower shall give irrevocable notice to the Administrative Agent of the proposed First Amendment Effective Date not later than 12:00 Noon, New York City time, one Business Day prior thereto, and, upon receipt of such notice, the Administrative Agent shall promptly notify each Continuing Term Lender and each Additional Term Lender thereof. For the avoidance of doubt, the Existing Term Loans of a Continuing Term Lender must be continued in whole and may not be continued in part unless approved by the Lead Arranger.

(c) Not later than 12:00 Noon, New York City time, on the First Amendment Effective Date, each Additional Term Lender shall make its New Term Loan by making available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to its New Term Loan Commitment. The “New Term Loan Commitment” (i) of any Continuing Term Lender will be the amount of its Existing Term Loans as set forth in the Register as of the First Amendment Effective Date (or such lesser amount as notified to such Lender by the Lead Arranger prior to the First Amendment Effective Date), which shall be continued as an equal principal amount of New Term Loans, and (ii) of any Additional Term Lender will be such amount (not exceeding any commitment offered by such Additional Term Lender) allocated to it by the Lead Arranger. The commitments of the Additional

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Term Lenders and the continuation undertakings of the Continuing Term Lenders are several, and no such Lender will be responsible for any other such Lender’s failure to make or acquire by continuation its New Term Loan. The New Term Loans may from time to time be ABR Loans or Eurodollar Loans, as determined by the Borrower and notified to the Administrative Agent as contemplated by the Credit Agreement or the Amended Credit Agreement, as applicable.

(d) The obligation of each New Term Lender to make or acquire by continuation New Term Loans on the First Amendment Effective Date is subject to the satisfaction of the conditions set forth in Section 3 of this Amendment.

(e) On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “Term B Loans” shall be deemed a reference to the New Term Loans contemplated hereby, except as the context may otherwise require. Notwithstanding the foregoing, the provisions of the Credit Agreement with respect to indemnification, reimbursement of costs and expenses, increased costs and break funding payments shall continue in full force and effect with respect to, and for the benefit of, each Existing Term Lender in respect of such Lender’s Existing Term Loans.

(f) The continuation of Continued Term Loans may be implemented pursuant to other procedures specified by the Lead Arranger, including by repayment of Continued Term Loans of a Continuing Term Lender followed by a subsequent assignment to it of New Term Loans in the same amount.

(g) For the avoidance of doubt, the Lenders hereby acknowledge and agree that, at the sole option of the Lead Arranger, any Lender with Existing Term Loans that are not continued as Continued Term Loans as contemplated hereby (“Non-Continued Term Loans”) shall, automatically upon receipt of the amount necessary to purchase, at par, such Lender’s Non-Continued Term Loans and all other amounts owing to such Lender on or prior to such date, be deemed to have assigned such Non-Continued Term Loans pursuant to a form of Assignment and Assumption and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith. The Existing Term Lenders party hereto hereby agree to waive the notice requirements of Section 2.10 of the Credit Agreement in connection with the prepayment or replacement of Existing Term Loans contemplated hereby.

SECTION 3. First Amendment Effective Date. This Amendment (subject to Section 4), and the obligation of each New Term Lender to make or acquire by continuation New Term Loans, shall become effective as of the date (the “First Amendment Effective Date”) on which the following conditions precedent have been satisfied:

(a) The Administrative Agent shall have received (i) this Amendment, executed and delivered by the Administrative Agent and the Borrower and Persons committing herein to provide New Term Loans in an aggregate principal amount sufficient to refinance in full the Existing Term Loans outstanding under the Credit Agreement immediately prior to the First Amendment Effective Date and (ii) reasonably satisfactory evidence that the Existing Term Loans shall have been paid in full or will be paid in full substantially simultaneously with the effectiveness of this Amendment, or replaced with the New Term Loans hereunder (and all accrued interest thereon and other amounts outstanding in respect thereof shall have been paid in full).

(b) The Administrative Agent shall have received all necessary or reasonably advisable amendments to, and a reaffirmation agreement with respect to, the existing collateral security and guarantee documents delivered under the Credit Agreement, such amendments and reaffirmation agreement to be reasonably satisfactory to the Administrative Agent.

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(c) All costs, fees and expenses required to be paid by the Borrower to the Administrative Agent, the Lead Arranger and the New Term Lenders in connection with the Amended Credit Agreement and this Amendment (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) shall have been paid to the extent due and invoiced to the Borrower.

(d) The Administrative Agent shall have received (i) a certificate of the Borrower, dated the First Amendment Effective Date, substantially in the form of Exhibit B hereto, with appropriate insertions and attachments and (ii) evidence reasonably satisfactory to the Administrative Agent that each Loan Party is in good standing in its jurisdiction of organization.

(e) The Administrative Agent shall have received the executed legal opinion of Greenberg Traurig, LLP, counsel to the Borrower and its Restricted Subsidiaries, in form and substance reasonably acceptable to the Administrative Agent.

(f) The Administrative Agent shall have received a solvency certificate, dated the First Amendment Effective Date, substantially in the form of Exhibit L to the Credit Agreement, executed by the chief financial officer of the Borrower, certifying that on the First Amendment Effective Date, immediately after giving effect to this Amendment, the continuation by each Continuing Term Lender of any Existing Term Loans to be continued as New Term Loans on the First Amendment Effective Date, the making by each Additional Term Lender of any New Term Loans to be made on the First Amendment Effective Date and the application of the proceeds thereof, the Borrower and its Subsidiaries, on a consolidated basis, are solvent.

(g) The Administrative Agent shall have received, at least one business day prior to the First Amendment Effective Date, all documentation and other information about any Loan Party reasonably requested by the Administrative Agent in writing at least three business days prior to the First Amendment Effective Date and that the Administrative Agent reasonably determines (i) is required by United States bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and (ii) has not been previously provided to the Administrative Agent.

(h) Each of the representations and warranties made by any Loan Party in or pursuant to this Amendment, the Amended Credit Agreement and the other Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of the First Amendment Effective Date immediately prior to and immediately after giving effect to the incurrence of the New Term Loans and the use of proceeds thereof, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date.

(i) No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date immediately prior to and immediately after giving effect to this Amendment, the incurrence of the New Term Loans and the use of proceeds thereof.

SECTION 4. Representations and Warranties. The Borrower represents and warrants to each of the New Term Lenders and the Administrative Agent that, as of the First Amendment Effective Date, (i) the Borrower has taken all necessary corporate action to authorize (x) the execution and delivery

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of this Amendment, (y) the performance of this Amendment and the Amended Credit Agreement and (z) the extensions of credit on the terms and conditions of this Amendment and the Amended Credit Agreement, (ii) this Amendment has been duly executed and delivered on its behalf, (iii) this Amendment and the Amended Credit Agreement constitute its valid and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and (iv) since the Closing Date, no Liens have been created, incurred or assumed upon any of the Mortgaged Properties other than (x) non-consensual Liens permitted by Section 7.3 of the Credit Agreement and (y) Liens created pursuant to the Security Documents and the ABL Security Documents.

SECTION 5. Amendment to Credit Agreement. Effective as of the First Amendment Effective Date, immediately following the replacement and refinancing of the Existing Term Loans as provided in Section 2, the Credit Agreement is hereby amended and restated in its entirety in the form of the Amended Credit Agreement set forth as Exhibit A hereto.

All schedules and exhibits to the Credit Agreement, in the forms thereof immediately prior to the First Amendment Effective Date, will continue to be schedules and exhibits to the Amended Credit Agreement.

SECTION 6. Amendment to Guarantee and Collateral Agreement. The New Term Lenders hereby authorize the Administrative Agent to enter into an amendment to the Guarantee and Collateral Agreement (which may occur after the date hereof) to insert the following new Section 6.4:

“ 6.4 Application of Proceeds; Deficiency. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, subject to the Intercreditor Agreement, the Administrative Agent may apply all or any part of any proceeds of Collateral of any Loan Party, whether or not held in any collateral account, and any proceeds of the guarantee set forth in Article II, in payment of the Obligations in the following order: ratably first, to pay any fees, indemnities, or expense reimbursements then owing to the Administrative Agent from, or guaranteed by, such Loan Party under the Loan Documents, second, to pay any fees or expense reimbursements then owing to the Lenders from, or guaranteed by, such Loan Party under the Loan Documents, third, to pay interest then due and payable on the Loans owing or guaranteed by such Loan Party, ratably, fourth, to prepay principal on the Loans owing or guaranteed by such Loan Party, fifth, to the payment of any other Obligations owing to the Administrative Agent or any Lender by, or guaranteed by, such Loan Party, ratably, and sixth, any balance remaining after the Obligations shall have been paid in full shall be paid over to the applicable Loan Party at its account designated for such purpose by written notice by such Loan Party to the Administrative Agent or to whomsoever else may be lawfully entitled to receive the same. At any time that an Event of Default has occurred and is continuing, subject to the Intercreditor Agreement, the Administrative Agent may require all cash proceeds of the Collateral which are not required to be applied to the Obligations pursuant to this Section 6.4 (including any such proceeds not required to be swept into the Collection Account) to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Obligations. No Grantor shall have any control whatsoever over said cash collateral account. Any such proceeds of the

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Collateral, and any other proceeds of Collateral received by the Administrative Agent hereunder, shall be applied, subject to the Intercreditor Agreement, in the order set forth in this Section 6.4 unless a court of competent jurisdiction shall otherwise direct. The balance, if any, after all of the Obligations have been satisfied, shall be deposited by the Administrative Agent into the Borrower’s general operating account with the Administrative Agent. The Grantors shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations, including any reasonable and documented out-of-pocket attorneys’ fees and other expenses incurred by Administrative Agent or any Secured Party to collect such deficiency.”

SECTION 7. Effect of Amendment.

7.1. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and affect. The Borrower, on behalf of itself and each Guarantor, acknowledges and agrees that all of the Liens and security interests created and arising under any Loan Document remain in full force and effect and continue to secure its Obligations, unimpaired, uninterrupted and undischarged, regardless of the effectiveness of this Amendment. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Credit Agreement or any other Loan Document.

7.2. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents (as defined in the Amended Credit Agreement).

7.3. Except as expressly provided herein or in the Amended Credit Agreement, the New Term Loans shall be subject to the terms and provisions of the Amended Credit Agreement and the other Loan Documents.

SECTION 8. General.

8.1. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.2. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by email or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

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8.3. Amendments. This Amendment may be amended, modified or supplemented only by a writing signed by the Administrative Agent, the Required New Term Lenders and the Borrower; provided that any amendment or modification that would require the consent of all Lenders or all affected Lenders if made under the Credit Agreement shall require the consent of all New Term Lenders or all affected New Term Lenders, as applicable. “Required New Term Lenders” means the holders of more than 50% of the sum of the aggregate unpaid principal amount of the New Term Loans then outstanding.

8.4. Headings. The headings of this Amendment are used for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

TTM TECHNOLOGIES, INC., as Borrower

By:
Name:
Title:

First Amendment to Term Loan Credit Agreement

TTM Technologies, Inc.

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

First Amendment to Term Loan Credit Agreement

TTM Technologies, Inc.

CONTINUING TERM

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the First Amendment, dated as of                     , 2016 (this “Amendment”), to the Term Loan Credit Agreement, dated as of May 31, 2015 (the “Credit Agreement”), among TTM TECHNOLOGIES, INC. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as a Continuing Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to continue its Existing Term Loans as New Term Loans on the First Amendment Effective Date in the amount of its New Term Loan Commitment and (C) that on the First Amendment Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Term Loans will be “Term B Loans” and “Term Loans” under the Amended Credit Agreement.

Name of Institution:

Executing as a Continuing Term Lender:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title:

☐ CHECK HERE IF LENDER ELECTS A CASHLESS ROLL OF ITS TERM LOANS

ADDITIONAL TERM

LENDER ADDENDUM

This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, the First Amendment, dated as of                     , 2016 (this “Amendment”), to the Term Loan Credit Agreement, dated as of May 31, 2015 (the “Credit Agreement”), among TTM TECHNOLOGIES, INC. (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and the other agents parties thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

By executing this Lender Addendum as an Additional Term Lender, the undersigned institution agrees (A) to the terms of the Amendment and the Amended Credit Agreement, (B) on the terms and subject to the conditions set forth in the Amendment and the Amended Credit Agreement, to make and fund New Term Loans on the First Amendment Effective Date in the amount of such Additional Term Lender’s New Term Loan Commitment and (C) that on the First Amendment Effective Date, it is subject to, and bound by, the terms and conditions of the Amended Credit Agreement and other Loan Documents as a Lender thereunder and its New Term Loans will be “Term B Loans” and “Term Loans” under the Amended Credit Agreement.

Name of Institution:

Executing as an Additional Term Lender:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title:

EXHIBIT A

AMENDED CREDIT AGREEMENT

EXHIBIT B

FORM OF CLOSING CERTIFICATE

CLOSING CERTIFICATE

Pursuant to Section 3(d) of the First Amendment, dated as of September 27, 2016 (the “Amendment”), to the Term Loan Credit Agreement, dated as of May 31, 2015 (the “Credit Agreement” and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”; terms defined in the Amended Credit Agreement being used herein as therein defined), among TTM Technologies, Inc. (the “Borrower”), the Lenders party thereto, certain other parties and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), the undersigned [INSERT TITLE OF OFFICER] of the Borrower, in such capacity and not in an individual capacity, hereby certifies as follows:

Each of the representations and warranties made by any Loan Party in or pursuant to the Amendment, the Amended Credit Agreement and the other Loan Documents is true and correct in all material respects (or in all respects if qualified by materiality) on and as of the date hereof immediately prior to and immediately after giving effect to the incurrence of the New Term Loans (as defined in the Amendment) and the use of proceeds thereof, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date.

No Default or Event of Default has occurred and is continuing on the date hereof immediately prior to and immediately after giving effect to the Amendment, the incurrence of the New Term Loans (as defined in the Amendment) and the use of proceeds thereof.

Daniel J. Weber is the duly elected and qualified Corporate Secretary of the Borrower and the signature set forth for such officer below is such officer’s true and genuine signature.

The undersigned Corporate Secretary of the Borrower, in such capacity and not in an individual capacity, certifies as follows:

There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Borrower, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Borrower.

The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

Attached hereto as Annex 1 is a true and complete copy of (a) resolutions of the Board of Directors of the Borrower adopted by unanimous written consent on May 14, 2015, (b) actions taken by the Board of Directors of the Borrower as reflected in the minutes of a meeting of the Board of Directors on July 29, 2016, and (c) actions taken by the Pricing Committee of the Board of Directors of the Borrower as reflected in the minutes of a meeting of the Pricing Committee on September 20, 2016, certified as of the date hereof by Borrower’s secretary as being in full force and effect; such resolutions and actions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate proceedings of the Borrower now in force relating to or affecting the matters referred to therein.

Attached hereto as Annex 2 is a true and complete copy of the By-Laws of the Borrower as in effect on the date hereof.

Attached hereto as Annex 3 is a true and complete copy of the Certificate of Incorporation of the Borrower as in effect on the date hereof.

The following persons are now duly elected and qualified officers of the Borrower holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Borrower each of the Loan Documents to which it is a party and any certificate or other document to be delivered by the Borrower pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

TERM LOAN CREDIT AGREEMENT

among

TTM TECHNOLOGIES, INC.

as Borrower,

The Several Lenders from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

BARCLAYS BANK PLC,

as Syndication Agent,

and

HSBC SECURITIES (USA) INC.

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Documentation Agents

Dated as of May 31, 2015,

as amended by the First Amendment, dated as of September 27, 2016

JPMORGAN CHASE BANK, N.A.,

as Sole Lead Arranger and Sole Bookrunner

4.13	ERISA	53
4.14	Investment Company Act; Other Regulations	54
4.15	Subsidiaries; Capital Stock	54
4.16	Use of Proceeds	55
4.17	Environmental Matters	55
4.18	Accuracy of Information, etc.	55
4.19	Security Documents	56
4.20	Solvency	56
4.21	Senior Indebtedness	56
4.22	Regulation H	56
4.23	Certain Documents	57
4.24	Anti-Corruption Laws and Sanctions	57
4.25	EEA Financial Institutions	57

SECTION 5.	CONDITIONS PRECEDENT	57

5.1	Conditions to Initial Extension of Credit	57
5.2	Conditions to Each Extension of Credit	62

SECTION 6.	AFFIRMATIVE COVENANTS	63

6.1	Financial Statements	63
6.2	Certificates; Other Information	64
6.3	Payment of Obligations	65
6.4	Maintenance of Existence; Compliance	65
6.5	Maintenance of Property; Insurance	65
6.6	Inspection of Property; Books and Records; Discussions	65
6.7	Notices	66
6.8	Environmental Laws	66
6.9	[Reserved]	66
6.10	Additional Collateral, etc.	67
6.11	Designation of Subsidiaries	68
6.12	Maintenance of Ratings	69
6.13	Post-Closing Covenants	69
6.14	Deposit Account Control Agreements	69

SECTION 7.	NEGATIVE COVENANTS	69

7.1	Consolidated Leverage Ratio	69
7.2	Indebtedness	69
7.3	Liens	73
7.4	Fundamental Changes	75
7.5	Disposition of Property	76
7.6	Restricted Payments	78
7.7	Investments	78
7.8	Optional Payments and Modifications of Certain Debt Instruments	80
7.9	Transactions with Affiliates	81
7.10	Sales and Leasebacks	82
7.11	Swap Agreements	82
7.12	Changes in Fiscal Periods	82
7.13	Negative Pledge Clauses	82
7.14	Clauses Restricting Subsidiary Distributions	83
7.15	Lines of Business	83
7.16	Amendments to Acquisition Documents	83

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7.17	Use of Proceeds	83

SECTION 8.	EVENTS OF DEFAULT	84

SECTION 9.	THE AGENTS	86

9.1	Appointment	86
9.2	Delegation of Duties	86
9.3	Exculpatory Provisions	86
9.4	Reliance by Administrative Agent	87
9.5	Notice of Default	87
9.6	Non-Reliance on Agents and Other Lenders	87
9.7	Indemnification	88
9.8	Agent in Its Individual Capacity	88
9.9	Successor Administrative Agent	88
9.10	Arranger, Syndication Agent and Documentation Agents	89

SECTION 10.	MISCELLANEOUS	89

10.1	Amendments and Waivers	89
10.2	Notices	91
10.3	No Waiver; Cumulative Remedies	91
10.4	Survival of Representations and Warranties	92
10.5	Payment of Expenses and Taxes	92
10.6	Successors and Assigns; Participations and Assignments	93
10.7	Adjustments; Set-off	97
10.8	Counterparts	97
10.9	Severability	97
10.10	Integration	98
10.11	GOVERNING LAW	98
10.12	Submission To Jurisdiction; Waivers	98
10.13	Acknowledgements	98
10.14	Releases of Guarantees and Liens	99
10.15	Confidentiality	99
10.16	WAIVERS OF JURY TRIAL	101
10.17	USA Patriot Act	101
10.18	Intercreditor Agreement	101
10.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	101

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SCHEDULES:

1.1A	Term B Commitments
1.1B	Mortgaged Property
4.13	Pension Plans
4.15	Subsidiaries
4.19(a)	UCC Filing Jurisdictions
7.2(e)	Existing Indebtedness
7.3(f)	Existing Liens
7.5(l)	Scheduled Dispositions
7.7(k)	Existing Investments

EXHIBITS:

A	Form of Guarantee and Collateral Agreement
B	Form of Compliance Certificate
C	Form of Closing Certificate
D	[Reserved]
E	Form of Assignment and Assumption
F	[Reserved]
G	[Reserved]
H	Form of U.S. Tax Compliance Certificate
I-1	Form of Incremental Term Loan Activation Notice
I-2	Form of New Lender Supplement
J	Auction Procedures
K	Form of Intercreditor Agreement
L	Form of Solvency Certificate

TERM LOAN CREDIT AGREEMENT (this “Agreement”), dated as of May 31, 2015 (as amended by the First Amendment, dated as of September 27, 2016), among TTM Technologies, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent, and the other agents from time to time parties hereto.

The parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

“2015 Convertible Notes”: the Borrower’s 3.25% convertible senior notes due 2015 issued pursuant to the 2015 Convertible Notes Indenture.

“2015 Convertible Notes Indenture”: the Indenture, dated as of May 14, 2008, between the Borrower, as issuer, and American Stock Transfer & Trust Company, as trustee.

“2019 Senior Secured Notes”: the 7.875% senior secured notes due 2019 issued by Viasystems, Inc. pursuant to the 2019 Senior Secured Notes Indenture.

“2019 Senior Secured Notes Indenture”: the Indenture, dated as of April 30, 2012, as supplemented by that certain First Supplemental Indenture dated as of May 2, 2012, as further supplemented by that certain Second Supplemental Indenture dated as of June 27, 2012, as further supplemented by that certain Third Supplemental Indenture dated as of April 9, 2014 and as further supplemented by that certain Fourth Supplemental Indenture dated as of April 15, 2014, by and among Viasystems, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “2019 Senior Secured Notes Trustee”).

“2019 Senior Secured Notes Trustee”: as defined in the definition of “2019 Senior Secured Notes Indenture”.

“2020 Convertible Notes”: the Borrower’s 1.75% convertible senior notes due 2020 issued pursuant to the 2020 Convertible Notes Indenture.

“2020 Convertible Notes Indenture”: the Indenture, dated as of December 20, 2013, between the Borrower, as issuer, and American Stock Transfer & Trust Company, LLC, as trustee.

“ABL Administrative Agent”: JPMorgan Chase Bank, N.A., as administrative agent under the ABL Loan Documents, and its successors and assigns.

“ABL Commitments”: the “Commitments” as defined in the ABL Credit Agreement.

“ABL Credit Agreement”: the ABL Credit Agreement, dated as of the Closing Date, among the Borrower, the lenders and agents party thereto and the ABL Administrative Agent.

“ABL Loan Documents”: collectively (a) the ABL Credit Agreement, (b) the ABL Security Documents, (c) the Intercreditor Agreement, (d) any promissory note evidencing loans under the ABL Credit Agreement and (e) any amendment, waiver, supplement or other modification to any of the documents described in clauses (a) through (d).

“ABL Loans”: loans outstanding under the ABL Credit Agreement.

“ABL Obligations Payment Date”: as defined in the Intercreditor Agreement.

“ABL Priority Collateral”: as defined in the Intercreditor Agreement.

“ABL Representative”: as defined in the Intercreditor Agreement.

“ABL Security Documents”: the collective reference to the Guarantee and Collateral Agreement (as defined in the ABL Credit Agreement), the Mortgages (as defined in the ABL Credit Agreement) and all other security documents delivered to the ABL Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any ABL Loan Document.

“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the New York Fed Bank Rate in effect on such day plus  1⁄2 of 1% and (c) the Eurodollar Rate on such day (or, if such day is not a Business Day, the next preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.0%; provided that in no event shall ABR be less than 2.0%. Any change in the ABR due to a change in the Prime Rate, the New York Fed Bank Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Rate, the New York Fed Bank Rate or such Eurodollar Rate, respectively.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Accepting Lenders”: as defined in Section 2.26(a).

“Acquisition”: the acquisition by the Borrower, directly or indirectly, of 100% of the Capital Stock of the Target.

“Acquisition Agreement”: the Agreement and Plan of Merger, dated as of September 21, 2014, among the Target, Vector Acquisition Corp. and the Borrower.

“Acquisition Documentation”: collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof.

“Acquisition Signing Date”: September 21, 2014.

“Additional Permitted Amount”: as defined in the definition of Permitted Refinancing Indebtedness.

“Administrative Agent”: JPMorgan Chase Bank, N.A., together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agents”: the collective reference to the Administrative Agent and any other agent identified on the cover page of this Agreement.

“Aggregate Exposure”: with respect to any Lender at any time, an amount equal to the aggregate then unpaid principal amount of such Lender’s Loans.

“Aggregate Exposure Percentage”: with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.

“Agreement”: as defined in the preamble hereto.

“Anti-Corruption Laws”: all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”: (a) (i) with respect to Term B Loans constituting ABR Loans, 3.25% per annum and (ii) with respect to Term B Loans constituting Eurodollar Loans, 4.25% per annum; and

(b) for Incremental Term Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Term Lenders as shown in the applicable Incremental Term Loan Activation Notice.

“Applicable Reference Period”: as at any date of determination, the most recently ended Reference Period for which financial statements with respect to each fiscal quarter included in such Reference Period have been delivered pursuant to Section 6.1(a) or 6.1(b) (or, prior to the delivery of any such financial statements, the Reference Period ended March 30, 2015).

“Approved Fund”: as defined in Section 10.6(b).

“Arranger”: the Sole Lead Arranger and Sole Bookrunner identified on the cover page of this Agreement.

“Asia Facility”: the Facility Agreement, dated May 22, 2015, executed by TTM Technologies Enterprises (HK) Limited, as borrower, TTM Technologies (Asia Pacific) Limited, TTM Technologies China Limited, Oriental Printed Circuits Limited and OPC Manufacturing Limited, as original guarantors, and The Hongkong and Shanghai Banking Corporation Limited, as arranger, original lender, facility agent, security trustee and issuing bank (as amended, modified or replaced from time to time in a manner not prohibited by this Agreement) (it being understood that Restricted Subsidiaries of TTM Technologies (Asia Pacific) Limited may be added as co-borrowers or guarantors of the Asia Facility).

“Asset Sale”: any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l) or (m) of Section 7.5) that yields gross proceeds to any Group Member (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $15,000,000.

“Assignee”: as defined in Section 10.6(b).

“Assignment and Assumption”: an Assignment and Assumption, substantially in the form of Exhibit E.

“Attributable Indebtedness”: in respect of any sale and leaseback transaction, as at the time of determination, the present value (discounted at the implied interest rate in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Auction Manager”: as defined in Section 2.25.

“Auction Notice”: an auction notice given by the Borrower in accordance with the Auction Procedures with respect to an Auction Purchase Offer.

“Auction Procedures”: the auction procedures with respect to Auction Purchase Offers set forth in Exhibit J hereto.

“Auction Purchase Offer”: an offer by the Borrower to purchase Term Loans of one or more Facilities pursuant to modified Dutch auctions conducted in accordance with the Auction Procedures and otherwise in accordance with Section 2.25.

“Available Amount”: at any time, the excess if any, of:

(a) the sum (without duplication) of:

(i) the Cumulative Retained Excess Cash Flow Amount;

(ii) the Net Cash Proceeds received after the Closing Date and on or prior to such date from any issuance of Qualified Capital Stock by the Borrower (other than any such issuance to a Group Member);

(iii) the Net Cash Proceeds of Indebtedness and Disqualified Capital Stock of the Borrower, in each case incurred or issued after the Closing Date, which have been exchanged or converted into Qualified Capital Stock;

(iv) the Net Cash Proceeds of Dispositions of Investments made using the Available Amount (in an amount, together with amounts added pursuant to clause (v) below, not to exceed the amount of such Investment made using the Available Amount);

(v) returns, profits, distributions and similar amounts received in cash or Cash Equivalents on Investments made using the Available Amount (in an amount, together with amounts added pursuant to clause (iv) above, not to exceed the amount of such Investment made using the Available Amount);

(vi) the Investments made using the Available Amount of the Borrower and its Restricted Subsidiaries in any Unrestricted Subsidiary that has been re-designated as a Restricted Subsidiary or that has been merged or consolidated into the Borrower or any of its Restricted Subsidiaries or the fair market value of the assets of any Unrestricted Subsidiary that have been transferred to the Borrower or any of its Restricted Subsidiaries, in an amount not to exceed the amount of the Investment of the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary made using the Available Amount;

(vii) the aggregate amount received after the Closing Date and on or prior to such date by the Borrower or any Restricted Subsidiary in cash from any dividend or other distribution by an Unrestricted Subsidiary; and

(viii) the aggregate amount of the Declined Amounts; minus

(b) the sum of all Restricted Payments made prior to such time in reliance on Section 7.6(g), plus all Investments made prior to such time in reliance on Section 7.7(r), plus all Restricted Debt Payments made prior to such time in reliance on Section 7.8(a)(v), in each case utilizing the Available Amount or portions thereof in effect on the date of any such Restricted Payment, Investment or Restricted Debt Payment.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Base Incremental Amount”: as of any date, an amount equal to (a) $200,000,000 less (b) the aggregate principal amount of Incremental Term Loans established prior to such date in reliance on the Base Incremental Amount.

“Benefitted Lender”: as defined in Section 10.7(a).

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrower”: as defined in the preamble hereto.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.17(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Loans having an interest rate determined by reference to the Eurodollar Rate, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

“Capital Expenditures”: for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that is required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Restricted Subsidiaries.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Cash Equivalents”: (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“CFC”: (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each Subsidiary of any such Person.

“CFC Holding Company”: each Domestic Subsidiary substantially all of the assets of which consist of Capital Stock of one or more (a) CFCs or (b) Persons described in this definition.

“Change of Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder) of Capital Stock of the Borrower representing more than 35% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Capital Stock of the Borrower; (b) persons who were (i) directors of the Borrower on the Closing Date, (ii) nominated by the board of directors of the Borrower or (iii) appointed by directors who were directors of the Borrower on the Closing Date or were nominated as provided in clause (ii) above ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of the Borrower; or (c) the occurrence of any

“change in control” (or similar event, however denominated) with respect to the Borrower under and as defined in any indenture or other agreement or instrument evidencing or governing the rights of the holders of any Material Indebtedness of the Borrower or any of its Restricted Subsidiaries.

“Closing Date”: the date on which the conditions precedent to the effectiveness of the Existing Credit Agreement set forth in Section 5.1 were satisfied, which date was May 31, 2015.

“Code”: the Internal Revenue Code of 1986, as amended.

“Collateral”: all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

“Company Material Adverse Effect”: (a) a material adverse effect on the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) an effect that prevents or materially impairs the ability of the Company to perform its obligations under the Acquisition Agreement or consummate the Transactions, other than, for the purposes of clause (a), any effect arising out of or resulting from any of the following: (i) a decline in the market price, or a change in the trading volume of, the Company Shares (provided that this clause (i) shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such changes and is not excluded by clauses (ii) - (viii) of this definition from being taken into account in determining whether a Company Material Adverse Effect has occurred); (ii) general printed circuit board manufacturing industry, economic, market or political conditions, or the financing, banking, currency or capital markets generally, including with respect to interest rates or currency exchange rates; (iii) acts of war, sabotage or terrorism, natural disasters, acts of God or comparable events; (iv) changes in applicable Law, GAAP or other applicable accounting standards (or the interpretation or enforcement thereof) following the date of the Acquisition Agreement; (v) the negotiation, execution, announcement, pendency or performance of the Acquisition Agreement or the Transactions or the consummation of the Transactions (provided that this clause (v) shall not preclude any breach of the representations and warranties made in Section 4.06 of the Acquisition Agreement from being taken into account in determining whether a Company Material Adverse Effect has occurred); (vi) (A) any loss of or adverse impact on relationships with employees, customers, suppliers or distributors, (B) any delays in or cancellations of orders for the products or services of such Person and (C) any reduction in revenues, in each case to the extent resulting primarily from or arising primarily out of the announcement or pendency of the Merger; (vii) any failure to meet revenue or earnings projections, in and of itself, for any period ending on or after the date of the Acquisition Agreement (provided that this clause (vii) shall not preclude any effect, event, occurrence, development, state of facts or change that may have contributed to or caused such failure to meet revenues or earnings projections from being taken into account in determining whether a Company Material Adverse Effect has occurred); or (viii) any specific action taken (or omitted to be taken) by the Company (A) at or with the express written direction or written consent of Parent or (B) that is otherwise expressly contemplated by, or permitted to be taken by the Company in accordance with the terms of, the Acquisition Agreement (provided that, in each case of subclause (A) of this clause (viii), the Lead Arrangers have consented to the taking (or omission of taking) of such specific action (which consent shall not be unreasonably withheld, conditioned or delayed)); provided, however, in the case of clauses (ii), (iii) and (iv), except to the extent that the Company and its Subsidiaries, taken as a whole, are disproportionately affected relative to other participants in the industries in which the Company and its Subsidiaries participate. Defined terms used in this paragraph (other than the term “Acquisition Agreement”) shall have the meanings set forth in the Acquisition Agreement as of the Acquisition Signing Date.

“Compliance Certificate”: a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

“Confidential Information Memorandum”: the Confidential Information Memorandum dated April 2015 relating to the term loan facility provided for in the Existing Credit Agreement.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Taxes”: for any period, with respect to the Borrower and its Restricted Subsidiaries on a consolidated basis, the aggregate amount of all income and similar Taxes, to the extent the same are payable in cash with respect to such period.

“Consolidated Current Assets”: at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be reflected in “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

“Consolidated Current Liabilities”: at any date, all amounts that would, in conformity with GAAP, be reflected in “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of the Borrower and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of ABL Loans to the extent otherwise included therein.

“Consolidated EBITDA”: for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans and the ABL Loans), (c) depreciation and amortization expense, (d) non-cash charges, losses, expenses, accruals and provisions, including stock-based compensation and sale of assets not in the ordinary course of business (but excluding any such non-cash charge to the extent that it represents an accrual or reserve for cash expenses in any future period), (e) amortization of intangibles (including, but not limited to, impairment of goodwill) and organization costs, (f) any extraordinary, unusual or non-recurring expenses or losses, (g) any fees and expenses incurred during such period in connection with any Investment (including any Permitted Acquisition), Disposition, issuance of Indebtedness or Capital Stock, or amendment or modification of any debt instrument, in each case permitted under this Agreement, including (i) any such transactions undertaken but not completed and any transactions consummated prior to the Closing Date and (ii) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, in each case paid in cash during such period (collectively, “Advisory Fees”), (h) any fees and expenses incurred in connection with the Transactions, including Advisory Fees and (solely for purposes of this clause (h)) cash charges in respect of strategic market reviews, stay or sign-on bonuses, integration-related bonuses, restructuring, consolidation, severance or discontinuance of any portion of operations, employees and/or management, (i) the amount of “run-rate” cost savings, operating expense reductions, operating improvements and synergies that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to be realized as a result of mergers and other business combinations, Permitted Acquisitions, divestitures, insourcing initiatives, cost savings initiatives, plant consolidations, openings and closings, product rationalization and other similar initiatives after the Closing Date, in each case to the extent not prohibited by this Agreement (collectively, “Initiatives”) (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements and synergies had been realized on the first day of the relevant Reference Period), net of the amount of actual benefits realized in respect thereof; provided that (i) actions in respect of such cost-savings, operating expense reductions, operating improvements and synergies have been, or will be, taken within 12 months of the applicable Initiative, (ii) no cost savings, operating expense reductions, operating improvements or synergies shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges otherwise added to (or excluded from) Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (iii) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (i) to the extent occurring more than four full fiscal quarters after the applicable Initiative, (iv) the Borrower must deliver to the Administrative Agent (A) a certificate of a Responsible Officer setting forth such estimated cost-savings, operating expense reductions, operating improvements and synergies and (B) information and calculations supporting in reasonable detail such estimated cost savings, operating expense reductions, operating improvements and synergies and (v) with respect to any Reference Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Reference Period pursuant to this clause (i) shall not exceed 20% of Consolidated EBITDA (calculated prior to giving effect to any add-backs pursuant to this clause (i)) and (j) non-recurring cash expenses recognized for restructuring costs, integration costs and business optimization expenses in connection with any Initiative, and minus, (a) to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense) and (iv) any other non-cash income (other than normal accruals in the ordinary course of business for non-cash income that represents an accrual for cash income in a future period) and (b) any cash payments made during such period in respect of items described in clause (d) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio or Consolidated Secured Leverage Ratio, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period. Notwithstanding the foregoing, but subject to the immediately preceding sentence and any adjustments made pursuant to a calculation made on a “Pro Forma Basis”, Consolidated EBITDA shall be deemed to be (w) $81,775,000 for the fiscal quarter ended June 30, 2014, (x) $93,174,000 for the fiscal quarter ended September 29, 2014, (y) $113,105,000 for the fiscal quarter ended December 29, 2014 and (z) $89,603,000 for the fiscal quarter ended March 30, 2015.

“Consolidated Leverage Ratio”: as at the last day of any Reference Period, the ratio of (a)(i) Consolidated Total Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such day to (b) Consolidated EBITDA for such period.

“Consolidated Net Income”: for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted

Subsidiary and (d) any income (or loss) for such period attributable to the early extinguishment of Indebtedness or Swap Obligations.

“Consolidated Secured Debt”: at any date, Consolidated Total Debt at such date that is secured by a Lien on any property of any Group Member.

“Consolidated Secured Leverage Ratio”: as at the last day of any Reference Period, the ratio of (a)(i) Consolidated Secured Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such day to (b) Consolidated EBITDA for such period.

“Consolidated Total Assets”: at any date of determination, the total assets, in each case reflected on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which a balance sheet is available, determined in accordance with GAAP (and, in the case of any determination related to the incurrence of Indebtedness or Liens or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Debt”: at any date (without duplication), all Capital Lease Obligations, purchase money Indebtedness, Indebtedness for borrowed money and letters of credit (but only to the extent drawn and not reimbursed), in each case of the Borrower and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital”: at any date, the excess of Consolidated Current Assets on such date over Consolidated Current Liabilities on such date.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Convertible Notes”: collectively, the 2015 Convertible Notes and the 2020 Convertible Notes.

“Credit Party”: the Administrative Agent or any other Lender and, for the purposes of Section 10.13 only, any other Agent and the Arranger.

“Cumulative Retained Excess Cash Flow Amount”: at any date of determination, an amount (which may not be less than zero) equal to the aggregate cumulative sum of the Retained Excess Cash Flow for the Excess Cash Flow Periods ended on or prior to such date.

“Declined Amount”: as defined in Section 2.11(e).

“Default”: any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Deposit Account Control Agreement”: individually and collectively, each “Deposit Account Control Agreement” referred to in the Guarantee and Collateral Agreement.

“Designated Non-Cash Consideration”: the fair market value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration within 180 days of receipt thereof.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock”: with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Capital Stock of such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock) whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Capital Stock (other than solely for Capital Stock of such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock); or

(c) is redeemable (other than solely for Capital Stock of such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock) or is required to be repurchased by the Borrower or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Capital Stock outstanding on the Closing Date, the Closing Date); provided, however, that (i) Capital Stock of any Person that would not constitute Disqualified Capital Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of an “asset sale” or a “change of control” (or similar event, however denominated) shall not constitute Disqualified Capital Stock if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations that are accrued and payable and (ii) Capital Stock of any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lenders”: (a) certain banks, financial institutions, other institutional lenders and other Persons that have been specified in writing to the Administrative Agent by the Borrower prior to the Closing Date and (b) competitors of the Borrower and its Restricted Subsidiaries that are specified in writing to the Administrative Agent by the Borrower from time to time that are reasonably acceptable to the Administrative Agent (provided that any such written specification of a competitor by the Borrower to the Administrative Agent occurring on or after the First Amendment Effective Date shall be deemed not delivered and not effective unless delivered by the Borrower to the Administrative Agent by email to JPMDQ_Contact@jpmorgan.com).

“Documentation Agents”: the Documentation Agents identified on the cover page of this Agreement.

“Dollars” and “$”: dollars in lawful currency of the United States.

“Domestic Subsidiary”: any Restricted Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“ECF Percentage”: 75%; provided, that (a) the ECF Percentage shall be reduced to 50% if the Consolidated Secured Leverage Ratio as of the last day of the relevant fiscal year is less than or equal to 2.50 to 1.00 but greater than 2.00 to 1.00, (b) the ECF Percentage shall be reduced to 25% if the Consolidated Secured Leverage Ratio as of the last day of the relevant fiscal year is less than or equal to 2.00 to 1.00 but greater than 1.50 to 1.00 and (c) the ECF Percentage shall be reduced to 0% if the Consolidated Secured Leverage Ratio as of the last day of the relevant fiscal year is less than or equal to 1.50 to 1.00.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any commercial bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities, other than, in each case, (i) a natural person or (ii) except to the extent permitted under Sections 2.25 and 10.6(e), the Borrower, any Subsidiary or any other Affiliate of the Borrower; provided that solely for purposes of an assignment pursuant to Section 10.6(b), “Eligible Assignee” shall not include any Person that is a Disqualified Lender at the time of such assignment.

“Environmental Laws”: any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate”: (a) any entity, whether or not incorporated, that is under common control with a Group Member within the meaning of Section 4001(a)(14) of ERISA; (b) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which a Group Member is a member; (c) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which a Group Member is a member; and (d) with respect to any Group Member, any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which any corporation described in clause (b) above or any trade or business described in clause (c) above is a member. Any former ERISA Affiliate of any Group Member shall continue to be considered an ERISA Affiliate of the Group Member within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of the Group Member and with respect to liabilities arising after such period for which the Group Member could be liable under the Code or ERISA.

“ERISA Event”: (a) the failure of any Plan to comply with any material provisions of ERISA and/or the Code (and applicable regulations under either) or with the material terms of such Plan; (b) the existence with respect to any Plan of a non-exempt Prohibited Transaction; (c) any Reportable Event; (d) the failure of any Group Member or ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA; (e) a determination that any Pension Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA); (f) the filing pursuant to Section 412 of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (g) the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or the incurrence by any Group Member or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, including but not limited to the imposition of any Lien in favor of the PBGC or any Pension Plan; (h) the receipt by any Group Member or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan under Section 4042 of ERISA; (i) the failure by any Group Member or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Sections 431 or 432 of the Code; (j) the incurrence by any Group Member or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Pension Plan or Multiemployer Plan; (k) the receipt by any Group Member or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from a Group Member or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, Insolvent, in Reorganization, in “endangered” or “critical” status (within the meaning of Sections 431 or 432 of the Code or Sections 304 or 305 of ERISA), or terminated (within the meaning of Section 4041A of ERISA) or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (l) the failure by any Group Member or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; (m) the withdrawal by any Group Member or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Group Member or any ERISA Affiliate pursuant to Section 4063 or 4064 of ERISA; (n) the imposition of liability on any Group Member or any ERISA Affiliate pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (o) the occurrence of an act or omission which could give rise to the imposition on any Group Member or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Plan; (p) the assertion of a material claim (other than routine claims for benefits) against any Plan other than a Multiemployer Plan or the assets thereof, or against any Group Member or any ERISA Affiliate in connection with any Plan; (q) receipt from the IRS of notice of the failure of any Pension Plan (or any other Plan intended to be qualified under Section 401(a) of the Code) to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any Pension Plan (or any other Plan) to qualify for exemption from taxation under Section 501(a) of the Code; or (r) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Eurocurrency Reserve Requirements”: for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

“Eurodollar Base Rate”: with respect to any Eurodollar Loan for any Interest Period, the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on page LIBOR01 or LIBOR02 of the Reuters Screen that displays such rate (or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case, the “Screen Rate”) as of the Specified Time on the Quotation Day for such Interest Period; provided, that if the Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the Eurodollar Base Rate shall be the Interpolated Rate at such time. Notwithstanding the foregoing, in no event shall the Eurodollar Base Rate be less than 1.0%.

“Eurodollar Loans”: Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate”: with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula:

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Eurodollar Tranche”: the collective reference to Eurodollar Loans under a particular Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”: any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Cash Flow”: for any fiscal year of the Borrower, the excess, if any, of:

(a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) decreases in Consolidated Working Capital for such fiscal year, and (iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over

(b) the sum, without duplication, of (i) the amount of all non-cash income included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of Capital Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures and any such expenditures financed with the proceeds of any Reinvestment Deferred Amount or the proceeds of any issuance of Capital Stock of the Borrower), (iii) the aggregate amount of all prepayments of Funded Debt (other than (A) the Term Loans and (B) any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereof) of the Borrower and its Restricted Subsidiaries made during such fiscal year (excluding any such prepayments financed with the Available Amount or the proceeds of any issuance of Capital Stock of the Borrower or the issuance of any Indebtedness), (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) increases in Consolidated Working Capital for such fiscal year, (vi) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) to the extent not otherwise deducted from Consolidated Net Income, Consolidated Cash Taxes paid during such fiscal year, (viii) to the extent not otherwise deducted from Consolidated Net Income, interest expense of the Borrower and its Restricted Subsidiaries for such year and (ix) the aggregate amount of cash consideration paid by the Borrower and the Restricted Subsidiaries during such fiscal year to make Permitted Acquisitions and Investments permitted by Section 7.7(u) (excluding any such Permitted Acquisitions or other Investments financed with the proceeds of any Reinvestment Deferred Amount, the Available Amount or the proceeds or any issuance of Capital Stock of the Borrower or the issuance of any Indebtedness);

provided that with respect to the fiscal year ended December 28, 2015, Excess Cash Flow was calculated solely with respect to the full fiscal quarters ended after the Closing Date.

“Excess Cash Flow Application Date”: as defined in Section 2.11(c).

“Excess Cash Flow Period”: each fiscal year of the Borrower, commencing with the fiscal year ended December 28, 2015; provided that with respect to the fiscal year ending December 28, 2015, the Excess Cash Flow Period began on the first day of the first full fiscal quarter ending after the Closing Date.

“Exchange Act”: the Securities Exchange Act of 1934, as amended.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Credit Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Term B Commitment pursuant to a law in effect on the date on which (i) a Lender acquires such interest in the Loan or Term B Commitment (other than pursuant to an assignment request by the Borrower under Section 2.22) or (ii) a Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Term B Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to a Credit Party’s failure to comply with Section 2.19(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement”: the Term Loan Credit Agreement, dated as of May 31, 2015, among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto, as in effect prior to the First Amendment Effective Date.

“Existing Indebtedness Refinancing”: as defined in Section 5.1(c).

“Existing Term Loans”: the Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement immediately prior to the First Amendment Effective Date.

“Facility”: each of (a) the Term B Commitments and the Term B Loans made thereunder (the “Term B Facility”) and (b) the Incremental Term Loans (the “Incremental Term Facility”). Additional Facilities may be established pursuant to Section 2.26.

“FATCA”: Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b) of the Code.

“Federal Funds Effective Rate”: for any day, an interest rate per annum equal to the rate calculated by the New York Fed Bank based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Fed Bank shall set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed Bank as the federal funds effective rate.

“First Amendment”: the First Amendment to this Agreement, dated as of September 27, 2016, among the Borrower, the Lenders party thereto and the Administrative Agent.

“First Amendment Effective Date”: the date on which the conditions precedent set forth in Section 3 of the First Amendment shall have been satisfied, which date is September 27, 2016.

“Foreign Subsidiary”: any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Foreign Benefit Arrangement”: any employee benefit arrangement mandated by non-US law that is maintained or contributed to by any Group Member, any ERISA Affiliate or any other entity related to a Group Member on a controlled group basis.

“Foreign Plan”: each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA) that is not subject to US law and is maintained or contributed to by any Group Member, or ERISA Affiliate or any other entity related to a Group Member on a controlled group basis.

“Foreign Plan Event”: with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan.

“Funded Debt”: as to any Person, all Indebtedness of such Person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Borrower, Indebtedness in respect of the Loans and the ABL Loans.

“Funding Office”: the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders.

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations to promptly amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s results of operations and/or financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Group Members”: the collective reference to the Borrower and its Restricted Subsidiaries.

“Guarantee and Collateral Agreement”: the Term Loan Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit A.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or

(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

“Immaterial Subsidiary”: each of TTM Escrow Corp. and Wirekraft Industries, LLC; provided that if, at any time, any such Subsidiary shall have revenues, assets or operations, such Subsidiary shall cease to be an Immaterial Subsidiary.

“Incremental Acquisition Term Facility”: an Incremental Term Facility designated as an “Incremental Acquisition Term Facility” by the Borrower, the Administrative Agent and the applicable Incremental Term Lenders in the applicable Incremental Term Loan Activation Notice, the making of which is conditioned upon the consummation of, and the proceeds of which will be used to finance, a Permitted Acquisition or other acquisition or Investment permitted hereunder (including the refinancing of Indebtedness in connection therewith (to the extent required in connection with such Permitted Acquisition, acquisition or Investment) and the payment of related fees and expenses).

“Incremental Term Facility”: as defined in the definition of “Facility”.

“Incremental Term Lenders”: (a) on any Incremental Term Loan Activation Date relating to Incremental Term Loans, the Lenders signatory to the relevant Incremental Term Loan Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Term Loan.

“Incremental Term Loan Activation Date”: any Business Day on which any Lender shall execute and deliver to the Administrative Agent an Incremental Term Loan Activation Notice pursuant to Section 2.24(a).

“Incremental Term Loan Activation Notice”: a notice substantially in the form of Exhibit I-1 or in such other form as is reasonably acceptable to the Administrative Agent; provided that if such Incremental Term Loan Activation Notice is (i) in respect of an Incremental Term Facility to be designated as an “Incremental Acquisition Term Facility” or (ii) is to effect amendments to this Agreement or the other Loan Documents as contemplated by Section 2.24(d), the Administrative Agent shall, in each case, have executed such Incremental Term Loan Activation Notice.

“Incremental Term Loan Closing Date”: any Business Day designated as such in an Incremental Term Loan Activation Notice.

“Incremental Term Loan Maturity Date”: with respect to the Incremental Term Loans to be made pursuant to any Incremental Term Loan Activation Notice, the maturity date specified in such Incremental Term Loan Activation Notice, which date shall not be earlier than the final maturity of the Term B Loans.

“Incremental Term Loans”: any term loans made pursuant to Section 2.24(a).

“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than (i) trade payables incurred in the ordinary course of such Person’s business and not overdue more than 90 days, (ii) deferred compensation payable to directors, officers or employees of any Group Member and (iii) any purchase price adjustment or earnout obligation until such adjustment or obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all redeemable preferred Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but only to the extent of the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property), and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements; provided that upon the occurrence of the Satisfaction and Discharge and at all times thereafter, any obligations of such Person with respect to the 2019 Senior Secured Notes shall be deemed not to constitute Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Insolvent”: with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, all registrations and applications therefor, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement”: the ABL/Term Loan Intercreditor Agreement, dated as of the Closing Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the ABL Administrative Agent, substantially in the form of Exhibit K.

“Interest Payment Date”: (a) as to any ABR Loan, the first day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof.

“Interest Period”: as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

(i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) the Borrower may not select an Interest Period under a particular Facility that would extend beyond the date final payment is due on the relevant Term Loans; and

(iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

“Interpolated Rate”: at any time, the rate per annum (rounded to the same number of decimal places as the Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period for which that Screen Rate is available in Dollars that is shorter than the Impacted Interest Period and (b) the Screen Rate for the shortest period for which that Screen Rate is available for Dollars that is longer than the Impacted Interest Period, in each case, as of the Specified Time on the Quotation Day for such Interest Period. When determining the rate for a period which is less than the shortest period for which the Screen Rate is available, the Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select in its reasonable discretion.

“Investments”: as defined in Section 7.7.

“IRS”: the United States Internal Revenue Service.

“Junior Indebtedness”: (a) the Convertible Notes, (b) any Subordinated Indebtedness, (c) any Indebtedness (other than ABL Loans and any Permitted Refinancing Indebtedness in respect thereof) of any Group Member that is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations and (d) any Material Unsecured Indebtedness of any Group Member.

“Latest Maturity Date”: at any date of determination, the latest scheduled maturity date applicable to any Loan hereunder at such time, including in respect of any Incremental Term Facility.

“Lenders”: as defined in the preamble hereto.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement, including pursuant to the First Amendment.

“Loan Documents”: this Agreement, the Security Documents, the Intercreditor Agreement, the Notes and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loan Modification Agreement”: a Loan Modification Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, among the Borrower, the Administrative Agent and one or more Accepting Lenders, effecting one or more Permitted Amendments and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.26.

“Loan Modification Offer”: as defined in Section 2.26(a).

“Loan Parties”: the Borrower and the Subsidiary Guarantors.

“Majority Facility Lenders”: with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans outstanding under such Facility.

“Material Acquisition”: any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Group Members in excess of $35,000,000.

“Material Adverse Effect”: a material adverse effect on (a) the business, property, operations or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Material Disposition”: any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Group Members in excess of $35,000,000.

“Material Indebtedness”: Indebtedness (other than the Loans) or Swap Obligations of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount of $50,000,000 or more; provided that any Indebtedness outstanding under the ABL Credit Agreement and any Indebtedness outstanding under the Asia Facility shall, in each case, be deemed to be Material Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of any Swap Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and/or any applicable Restricted Subsidiary would be required to pay if the applicable Swap Agreement were terminated at such time.

“Material Unsecured Indebtedness”: any Indebtedness in an aggregate principal amount of $25,000,000 or more that is not secured by a Lien on any property of any Group Member.

“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”: May 31, 2021.

“Maximum Incremental Amount”: an amount represented by Incremental Term Loans to be established pursuant to Section 2.24 that would not, immediately after giving effect to the establishment thereof (excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Incremental Term Loans), cause the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, to exceed 2.25 to 1.00.

“Minimum Extension Condition”: as defined in Section 2.26(a).

“Mortgaged Properties”: the real properties listed on Schedule 1.1B and any real property that becomes subject to a Mortgage pursuant to this Agreement, in each case as to which the Administrative Agent for the benefit of the Secured Parties shall be granted a Lien pursuant to the Mortgages.

“Mortgages”: each of the mortgages, deeds of trust and/or deeds to secure debt made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage, deed of trust or deed to secure debt is to be recorded), including any Mortgages executed and delivered pursuant to Sections 5.1(k), 6.10(b) and 6.13.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Group Member or any ERISA Affiliate (i) makes or is obligated to make contributions, (ii) during the preceding five plan years, has made or been obligated to make contributions or (iii) has any actual or contingent liability.

“Multiple Employer Plan”: a Plan which has two or more contributing sponsors (including any Group Member or any ERISA Affiliate) at least two of whom are not under common control, as such a Plan is described in Section 4064 of ERISA.

“Net Cash Proceeds”: (a) in connection with any Disposition or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Disposition or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

“New Lender”: as defined in Section 2.24(b).

“New Lender Supplement”: as defined in Section 2.24(b).

“New York Fed Bank”: the Federal Reserve Bank of New York.

“New York Fed Bank Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not so published for any day that is a Business Day, the term “New York Fed Bank Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“No Undisclosed Information Representation”: with respect to any Person, a representation that such Person is not in possession of any material non-public information with respect to the Borrower or any of its Subsidiaries that has not been disclosed to the Lenders generally (other than those Lenders who have elected to not receive any non-public information with respect to the Borrower or any of its Subsidiaries) and if so disclosed could reasonably be expected to have a material effect upon, or otherwise be material to, the market price of the applicable Loan, or the decision of an assigning Lender to sell, or of an assignee to purchase, such Loan.

“Non-U.S. Lender”: (a) if the Borrower is a U.S. Person, a Lender, with respect to the Borrower, that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender, with respect to the Borrower, that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Notes”: the collective reference to any promissory note evidencing Loans.

“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise.

“Other Connection Taxes”: with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22).

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the New York Fed Bank as set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed Bank as an overnight bank funding rate (from and after such date as the New York Fed Bank shall commence to publish such composite rate).

“Participant”: as defined in Section 10.6(c).

“Participant Register”: as defined in Section 10.6(c).

“Patriot Act”: as defined in Section 10.17.

“PBGC”: the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA and any successor entity performing similar functions.

“Pension Plan”: any employee benefit plan (including a Multiple Employer Plan, but not including a Multiemployer Plan) that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (i) which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Group Member or any ERISA Affiliate or (ii) with respect to which any Group Member or any ERISA Affiliate has any actual or contingent liability.

“Permitted Acquisition”: the purchase or other acquisition by the Borrower or any Restricted Subsidiary of all or a majority of the Capital Stock of, or all or substantially all of the property of, any Person, or of any business or division of any Person; provided that with respect to each purchase or other acquisition (i) after giving effect thereto, the Borrower and its Restricted Subsidiaries are in compliance with Section 7.15, (ii)(A) immediately before and immediately after giving effect on a pro forma basis to any such purchase or other acquisition, no Default or Event of Default shall have occurred and be continuing and (B) immediately after giving effect to such purchase or other acquisition (and any related Dispositions and retirement of Indebtedness), on a Pro Forma Basis, the Consolidated Leverage Ratio for the Applicable Reference Period would not exceed 3.25 to 1.00, (iii) any such newly created or acquired Subsidiary shall, to the extent required by Section 6.10, comply with the requirements of Section 6.10 and (iv) the aggregate consideration (whether cash or equity (including Disqualified Capital Stock of any Subsidiaries not organized under the laws of any jurisdiction within the United States, but excluding any other equity of such Subsidiaries), as valued in good faith by the Board of Directors of the Borrower) given by the Group Members for all acquisitions consummated after the Closing Date of Persons that do not, upon acquisition thereof, become Subsidiary Guarantors, or property that is not, upon acquisition thereof, owned by Loan Parties, shall not exceed $250,000,000 over the term of this Agreement.

“Permitted Additional Junior Lien Indebtedness”: Indebtedness of any Loan Party (other than ABL Loans and any Permitted Refinancing Indebtedness in respect thereof) (a) that is (and Guarantees by any Loan Party that are) secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations on terms reasonably satisfactory to the Administrative Agent and that is not secured by any other property or assets of the Borrower or any of its Restricted Subsidiaries, (b) that does not mature earlier than the date that is 91 days after the Latest Maturity Date then in effect at the time of incurrence thereof and has a weighted average life to maturity no shorter than the Facility of Term Loans with the Latest Maturity Date in effect at the time of incurrence of such Indebtedness, (c) that does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, customary asset sale or event of loss mandatory offers to purchase and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange into Capital Stock of the Borrower in the case of convertible or exchangeable Indebtedness) prior to the date that is 91 days after the Latest Maturity Date then in effect at the time of incurrence thereof, (d) that contains covenants, events of default, guarantees and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall include financial maintenance covenants only to the extent any such financial maintenance covenant is (i) applicable only to periods after the Latest Maturity Date then in effect at the time of incurrence thereof or (ii) included in or added to the Loan Documents for the benefit of the Lenders) and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not more favorable to the lenders or investors providing such Permitted Additional Junior Lien Indebtedness, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect at the time of incurrence thereof); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive, and (e) that is not guaranteed by any Person other than by the Borrower and/or Restricted Subsidiaries that are Loan Parties.

“Permitted Amendment”: an amendment to this Agreement and/or the other Loan Documents, effected in connection with a Loan Modification Offer pursuant to Section 2.26, providing for an extension of the scheduled maturity date and/or amortization applicable to the Loans of the Accepting Lenders of a relevant Facility and, in connection therewith, which may also provide for (a)(i) a change in the Applicable Margin with respect to the Loans of the Accepting Lenders subject to such Permitted Amendment and/or (ii) a change in the fees payable to, or the inclusion of new fees to be payable to, the Accepting Lenders in respect of such Loans, (b) changes to any prepayment premiums with respect to the applicable Loans of a relevant Facility, (c) such amendments to this Agreement and the other Loan Documents as shall be appropriate, in the reasonable judgment of the Administrative Agent, to provide the rights and benefits of this Agreement and other Loan Documents to each new Facility of Loans and/or commitments resulting therefrom and (d) additional amendments to the terms of this Agreement and/or the other Loan Documents applicable to the applicable Loans of the Accepting Lenders that are less favorable to such Accepting Lenders than the terms of this Agreement and/or the other Loan Documents, as applicable, prior to giving effect to such Permitted Amendments and that are reasonably acceptable to the Administrative Agent.

“Permitted Liens”: Liens permitted pursuant to Section 7.3.

“Permitted Receivables Facility”: any Receivables Facility; provided that the aggregate outstanding and uncollected amount of accounts receivable pledged, sold, conveyed or otherwise transferred in connection with all such Receivables Facilities shall not exceed $30,000,000 at any time.

“Permitted Refinancing Indebtedness ”: with respect to any Indebtedness of any Person (the “Original Indebtedness”), any modification, refinancing, refunding, replacement, renewal or extension of such Indebtedness, in whole or in part; provided, that (i) no Person that is not an obligor with respect to the Original Indebtedness shall be an obligor with respect to such Permitted Refinancing Indebtedness, (ii) the final maturity and weighted average life to maturity of such Indebtedness shall not be shortened as a result of such modification, refinancing, refunding, replacement, renewal or extension, (iii) in the case of any modification, refinancing, refunding, replacement, renewal or extension of Indebtedness incurred pursuant Section 7.2(b), the other material terms and conditions of such Indebtedness after giving effect to such modification, refinancing, refunding, replacement, renewal or extension, taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), shall not be materially more restrictive as determined by the Borrower in good faith, (iv) (x) in the case of any Original Indebtedness consisting of a revolving credit facility, the committed amount (in the case of a revolving credit facility) or principal of such Permitted Refinancing Indebtedness does not exceed the committed amount in respect of the Original Indebtedness and (y) otherwise, the principal amount (or accreted value or committed amount, if applicable) thereof does not exceed the principal amount (or accreted value or committed amount, if applicable) of the Original Indebtedness, except in each case by an amount (such amount, the “Additional Permitted Amount”) equal to unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses incurred in connection with such modification, refinancing, refunding, replacement, renewal or extension, (v) for the avoidance of doubt, the Original Indebtedness is paid down (or commitments in respect thereof are reduced) on a dollar-for-dollar basis by such Permitted Refinancing Indebtedness (other than by the Additional Permitted Amount), (vi) if the Original Indebtedness shall have been subordinated to the Obligations, such Permitted Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect to the Lenders and (vii) such Permitted Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent. Notwithstanding anything to the contrary set forth in clauses (i) or (vi) of the immediately preceding proviso, any Indebtedness that modifies, refinances, replaces, renews or extends the Convertible Notes may be guaranteed by any or all of the Loan Parties and may still constitute Permitted Refinancing Indebtedness.

“Permitted Unsecured Indebtedness”: Indebtedness of any Loan Party (a) that is not (and any Guarantees thereof by any Loan Party are not) secured by any collateral (including the Collateral), (b) that does not mature earlier than the date that is 91 days after the Latest Maturity Date then in effect at the time of incurrence thereof and has a weighted average life to maturity no shorter than the Facility of Term Loans with the Latest Maturity Date in effect at the time of incurrence of such Indebtedness, (c) that does not provide for any amortization, mandatory prepayment, redemption or repurchase (other than upon a change of control, fundamental change, customary asset sale or event of loss mandatory offers to purchase and customary acceleration rights after an event of default and, for the avoidance of doubt, rights to convert or exchange into Capital Stock of the Borrower in the case of convertible or exchangeable Indebtedness) prior to the date that is 91 days after the Latest Maturity Date then in effect at the time of incurrence thereof, (d) that contains covenants, events of default, guarantees and other terms that are customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall not include any financial maintenance covenants and that applicable negative covenants shall be incurrence-based to the extent customary for similar Indebtedness) and, when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not more favorable to the lenders or investors providing such Permitted Unsecured Indebtedness, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect at the time of incurrence thereof); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness or the modification, refinancing, refunding, renewal or extension thereof (or such shorter period of time as may reasonably be agreed by the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the material definitive documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive, and (e) that is not guaranteed by any Person other than on an unsecured basis by the Borrower and/or Restricted Subsidiaries that are Loan Parties.

“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee benefit plan as defined in Section 3(3) of ERISA, including any employee welfare benefit plan (as defined in Section 3(1) of ERISA), any employee pension benefit plan (as defined in Section 3(2) of ERISA but excluding any Multiemployer Plan), and any plan which is both an employee welfare benefit plan and an employee pension benefit plan, and in respect of which any Group Member or any ERISA Affiliate is (or, if such Plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in section 3(5) of ERISA.

“Prime Rate”: the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).

“Pro Forma Basis”: with respect to the calculation of any test or covenant hereunder, such test or covenant being calculated after giving effect to (a) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (b) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (c) any Material Acquisition, (d) any Material Disposition, and (e) any assumption, incurrence, repayment or other Disposition of Indebtedness (all of the foregoing, “Applicable Transactions”) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so designated, acquired or sold (to the extent available) and the consolidated financial statements of the Borrower and its Restricted Subsidiaries, which shall be reformulated as if all Applicable Transactions during the Applicable Reference Period, or subsequent to the Applicable Reference Period and on or prior to the date of such calculation, had been consummated at the beginning of such period (and shall include, with respect to any Material Acquisition or Material Disposition, any adjustments calculated in accordance with (and subject to the requirements and limitations of) clause (i) of the definition of “Consolidated EBITDA”).

“Pro Forma Financial Statements”: as defined in Section 4.1(a).

“Prohibited Transaction”: as defined in Section 406 of ERISA and Section 4975(c) of the Code.

“Projections”: as defined in Section 6.2(c).

“Properties”: as defined in Section 4.17(a).

“Public-Sider”: a Lender whose representatives may trade in securities of the Borrower or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement.

“Purchasing Borrower Party”: any of the Borrower or any Restricted Subsidiary.

“Qualified Capital Stock”: Capital Stock of the Borrower other than Disqualified Capital Stock.

“Quotation Day”: with respect to any Eurodollar Loan for any Interest Period, two Business Days prior to the commencement of such Interest Period.

“Receivables Facility”: the collective reference to any Receivables Purchase Facility or Receivables Securitization Facility.

“Receivables Purchase Facility”: any one or more receivables purchase or financing facilities entered into in connection with any continuing accounts receivables discounting, factoring or financing arrangement with terms and conditions reasonably satisfactory to the Administrative Agent and pursuant to which the Borrower or any Restricted Subsidiary may pledge, sell, convey or otherwise transfer its accounts receivable to any Person (other than the Borrower or a Restricted Subsidiary) in exchange for cash (including, in the case of any pledge of accounts receivables, cash proceeds of loans made by such Person that are secured by such pledged accounts receivables) in an amount equal to or greater than the fair market value (as determined in good faith by the Borrower and taking into account customary discount fees or customary discount factors) of the accounts receivables so pledged, sold, conveyed or transferred.

“Receivables Securitization Facility”: any one or more receivables financing facilities the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Borrower and its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell the accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Subsidiary”: any Subsidiary of the Borrower formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto; provided that each Receivables Subsidiary shall at all times be 100% owned by a Loan Party.

“Recovery Event”: any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of any Group Member (other than assets that constitute ABL Priority Collateral) that yields gross cash proceeds to any Group Member in excess of $15,000,000.

“Reference Period”: each period of four consecutive fiscal quarters of the Borrower.

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by any Group Member in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.11(b) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Restricted Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire or repair assets useful in its business.

“Reinvestment Prepayment Amount”: with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire or repair assets useful in the Borrower’s business.

“Reinvestment Prepayment Date”: with respect to any Reinvestment Event, the earlier of (a) the date occurring 12 months after such Reinvestment Event (or if the Borrower or the relevant Restricted Subsidiary, as applicable, has contractually committed within 12 months after such Reinvestment Event to reinvest such Reinvestment Deferred Amount, the date occurring 18 months after such Reinvestment Event) and (b) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire or repair assets useful in the Borrower’s business with all or any portion of the relevant Reinvestment Deferred Amount.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replaced Term Loans”: as defined in Section 10.1.

“Replacement Term Loans”: as defined in Section 10.1

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, with respect to a Pension Plan, other than those events as to which notice is waived pursuant to DOL Reg. Section 4043 as in effect on the Closing Date (no matter how such notice requirement may be changed in the future).

“Repricing Transaction”: (a) any prepayment of Term B Loans with the proceeds of a substantially concurrent incurrence of Indebtedness by any Group Member in respect of which the all-in yield is, on the date of such prepayment, lower than the all-in yield on such Term B Loans (with the all-in yield calculated by the Administrative Agent in accordance with standard market practice, taking into account, in each case, any interest rate floors, the Applicable Margin hereunder and the interest rate spreads under such Indebtedness, and any original issue discount and upfront fees applicable to or payable in respect of such Term Loans and such Indebtedness with the original issue discount and upfront fees being equated to interest rate assuming a four-year life to maturity of such Indebtedness (but excluding arrangement, structuring, underwriting, commitment, amendment or other fees regardless of whether paid in whole or in part to any or all lenders of such Indebtedness and any other fees that are not paid generally to all lenders of such Indebtedness)) and (b) any amendment, amendment and restatement or other modification to this Agreement that reduces the all-in yield (calculated as set forth in clause (a) above) of the Term B Loans.

“Required Lenders”: at any time, the holders of more than 50% of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: the chief executive officer, president or chief financial officer of the Borrower, but in any event, with respect to financial matters, the chief financial officer of the Borrower.

“Restricted Debt Payment”: as defined in Section 7.8(a).

“Restricted Payments”: as defined in Section 7.6.

“Restricted Subsidiary”: any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Retained Excess Cash Flow”: with respect to any Excess Cash Flow Period, the Retained Percentage for such Excess Cash Flow Period multiplied by Excess Cash Flow for such Excess Cash Flow Period.

“Retained Percentage”: with respect to any Excess Cash Flow Period, (a) 100% minus (b) the ECF Percentage with respect to such Excess Cash Flow Period.

“Sanctioned Country”: at any time, a country, region or territory which is itself, or whose government is, the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Satisfaction and Discharge”: as defined in Section 5.1(c).

“Screen Rate”: as defined in the definition of “Eurodollar Base Rate”.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties”: as defined in the Guarantee and Collateral Agreement.

“Security Documents”: the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the fair value of the assets of such Person, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of such Person will be greater than the amount that will be required to pay the probable liabilities on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person will be able to pay its debts and liabilities, subordinated, continent or otherwise, as such debts and liabilities become absolute and matured and (d) such Person will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted as of such date of determination and proposed to be conducted following such date.

“Specified Acquisition Agreement Representations”: (a) as used in Section 5.1(o), the representations made by or on behalf of the Target in the Acquisition Agreement that are material to the interest of the Lenders, but only to the extent that accuracy of any such representation is a condition to the obligations of the Borrower (or Vector Acquisition Corp.) to close under the Acquisition Agreement or the Borrower (or Vector Acquisition Corp.) has the right (without regard to any notice requirement but giving effect to any applicable cure provisions) to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement and (b) otherwise, with respect to any acquisition contemplated by the Borrower or any Restricted Subsidiary, the representations made by or on behalf of the proposed target of such acquisition in the documentation governing such acquisition (the “Subject Acquisition Agreement”) that are material to the interests of the Lenders, but only to the extent that accuracy of any such representation is a condition to the obligations of the Borrower (or any affiliate thereof) to close under the Subject Acquisition Agreement or the Borrower (or an affiliate thereof) has the right (without regard to any notice requirement but giving effect to any applicable cure provisions) to terminate its obligations under the Subject Acquisition Agreement as a result of a breach of such representations in the Subject Acquisition Agreement.

“Specified Representations”: the representations and warranties of the Borrower and the Subsidiary Guarantors set forth in Sections 4.3(a) and (c), 4.4(a), 4.5 (solely with respect to organizational or governing documents and agreements governing Material Indebtedness), 4.11, 4.14, 4.16, 4.19, 4.20 and 4.24.

“Specified Time”: 11:00 A.M., London time.

“Subordinated Indebtedness”: any Indebtedness of any Group Member that is expressly subordinated in right of payment to the Obligations; provided that, for the avoidance of doubt, Indebtedness under the ABL Credit Agreement shall not be considered Subordinated Indebtedness.

“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor”: (i) each Restricted Subsidiary of the Borrower that is a Domestic Subsidiary (other than any Immaterial Subsidiary, any CFC Holding Company or any Subsidiary of a Foreign Subsidiary or a CFC Holding Company) and (ii) each other Restricted Subsidiary that is an obligor under or guarantor in respect of the ABL Loans or any Permitted Refinancing in respect thereof.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swap Obligation”: with respect to any person, any obligation to pay or perform under any Swap Agreement.

“Syndication Agent”: the Syndication Agent identified on the cover page of this Agreement.

“Target”: Viasystems Group, Inc., a Delaware corporation.

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Commitment”: as to any Lender, the obligation of such Lender pursuant to the First Amendment to make a Term B Loan to the Borrower in a principal amount equal to the amount notified to such Lender by the Arranger prior to the First Amendment Effective Date in accordance with the First Amendment. The aggregate amount of the Term B Commitments on the First Amendment Effective Date was $775,000,000.

“Term B Facility”: as defined in the definition of “Facility”.

“Term B Lender”: each Lender that holds a Term B Loan.

“Term B Loan”: a “New Term Loan” as defined in the First Amendment.

“Term B Percentage”: as to any Term B Lender at any time, the percentage which the aggregate principal amount of such Lender’s Term B Loans then outstanding constitutes of the aggregate principal amount of the Term B Loans then outstanding.

“Term Lenders”: the collective reference to the Term B Lenders and the Incremental Term Lenders.

“Term Loan Refinancing Indebtedness”: as defined in Section 7.2(a).

“Term Loans”: the collective reference to the Term B Loans and the Incremental Term Loans.

“Transactions”: collectively, (a) the Acquisition, (b) the execution, delivery and performance by the Borrower and the other Loan Parties of this Agreement, the borrowing of Loans hereunder and the use of proceeds thereof, (c) the execution, delivery and performance by the Borrower and the other Loan Parties of the ABL Credit Agreement, the borrowing of ABL Loans thereunder and the use of proceeds thereof, (d) the Existing Indebtedness Refinancing and (e) the Satisfaction and Discharge.

“Transferee”: any Assignee or Participant.

“United States”: the United States of America.

“Unrestricted Cash”: unrestricted cash and Cash Equivalents owned by any Group Member and not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor (other than Liens created under the Security Documents or the ABL Security Documents and Liens of the type referred to in Section 7.3(u) or Section 7.3(x)).

“Unrestricted Subsidiary”: (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 6.11 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Person”: a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate”: as defined in Section 2.19(f)(ii)(D).

“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are used in sections 4203 and 4205, respectively, of ERISA.

“Write-Down and Conversion Powers”: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

2.1 Term Loans. Pursuant to the terms and conditions of the First Amendment, on the First Amendment Effective Date, (i) each Continuing Term Lender (as defined in the First Amendment) continued Existing Term Loans in an aggregate principal amount equal to its Term B Commitment as Term B Loans and (ii) each Additional Term Lender (as defined in the First Amendment) made a Term B Loan to the Borrower in an amount equal to the amount of its Term B Commitment. The Term Loans may from time to time be Eurodollar Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Section 2.12.

2.2 [Reserved].

2.3 Repayment of Term Loans. (a) The Borrower shall repay the Term B Loans on the first day of each January, April, July and October, beginning with October 1, 2016 and ending with the last such day to occur prior to the Maturity Date, in an aggregate principal amount for each such date (as such amount was adjusted pursuant to Section 2.17(b) of the Existing Credit Agreement prior to the First Amendment Effective Date and as such amount shall be further adjusted pursuant to Section 2.17(b) hereof) equal to the aggregate principal amount of the Term B Loans (as defined in the Existing Credit Agreement) that were outstanding on the Closing Date multiplied by the percentage set forth below opposite such date:

Repayment Date	Repayment Percentage
October 1, 2016	1.00%
January 1, 2017	1.00%
April 1, 2017	1.00%
July 1, 2017	1.00%
October 1, 2017 and thereafter	1.25%

(b) The Incremental Term Loans of each Incremental Term Lender shall mature in consecutive installments (which shall be no more frequent than quarterly) as specified in the Incremental Term Loan Activation Notice pursuant to which such Incremental Term Loans were made (as such amount shall be adjusted pursuant to Section 2.17(b)).

(c) To the extent not previously paid (i) all Term B Loans shall be paid on the Maturity Date and (ii) all Incremental Term Loans shall be paid on the Incremental Term Loan Maturity Date applicable thereto.

2.4 [Reserved].

2.5 [Reserved].

2.6 [Reserved].

2.7 [Reserved].

2.8 Fees, etc. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

2.9 [Reserved].

2.10 Optional Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (subject to Section 2.10(b)), upon irrevocable notice delivered to the Administrative Agent no later than 12:00 Noon, New York City time, three Business Days prior thereto, in the case of Eurodollar Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans; provided, that if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Term Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. All optional prepayments of Term Loans in accordance with this Section 2.10 shall be applied as directed by the Borrower.

(b) All (i) prepayments of Term B Loans pursuant to Section 2.10(a) or Section 2.11(a) effected on or prior to the first anniversary of the First Amendment Effective Date with the proceeds of a Repricing Transaction and (ii) amendments, amendments and restatements or other modifications of this Agreement on or prior to the first anniversary of the First Amendment Effective Date constituting Repricing Transactions shall, in each case, be accompanied by a fee payable to the Term B Lenders in an amount equal to 1.00% of the aggregate principal amount of the Term B Loans so prepaid, in the case of a transaction described in clause (i) of this paragraph, or 1.00% of the aggregate principal amount of Term B Loans affected by such amendment, amendment and restatement or other modification (including any such Loans assigned in connection with the replacement of a Term B Lender not consenting thereto), in the case of a transaction described in clause (ii) of this paragraph. Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the Lenders in respect of the Term B Loans, on the date of such prepayment.

2.11 Mandatory Prepayments and Commitment Reductions. (a) If any Indebtedness shall be incurred by any Group Member (excluding any Indebtedness permitted in accordance with Section 7.2), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such incurrence toward the prepayment of the Term Loans as set forth in Section 2.11(d); provided that prepayments pursuant to this Section 2.11(a) shall be accompanied by any fees payable with respect thereto pursuant to Section 2.10(b).

(b) If on any date any Group Member shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof, such Net Cash Proceeds shall be applied within five Business Days after such date toward the prepayment of the Term Loans as set forth in Section 2.11(d); provided, that, notwithstanding the foregoing, on each Reinvestment Prepayment Date, an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event shall be applied toward the prepayment of the Term Loans as set forth in Section 2.11(d).

(c) If, for any fiscal year of the Borrower (or portion thereof in the case of the fiscal year ending December 28, 2015), there shall be Excess Cash Flow, the Borrower shall, on the relevant Excess Cash Flow Application Date, apply toward the prepayment of the Term Loans as set forth in Section 2.11(d) the excess of (x) the ECF Percentage of such Excess Cash Flow over (y) solely to the extent not funded with the proceeds of Indebtedness, the aggregate amount of all optional prepayments of Term Loans made during such fiscal year pursuant to Section 2.10 (including all optional prepayments of Term Loans (as defined in the Existing Credit Agreement) made during such fiscal year pursuant to Section 2.10 of the Existing Credit Agreement), plus the aggregate amount of all Loan purchases made during such fiscal year pursuant to Section 2.25 and Section 10.6(e) (including all purchases of Loans (as defined in the Existing Credit Agreement) made during such fiscal year pursuant to Sections 2.25 and 10.6(e) of the Existing Credit Agreement) (provided that the aggregate amount of any such purchase shall be the amount of the Borrower’s cash payment in respect of such purchase). Each such prepayment shall be made on a date (an “Excess Cash Flow Application Date”) no later than five Business Days after the earlier of (i) the date on which the financial statements of the Borrower referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

(d) Amounts to be applied in connection with prepayments made pursuant to this Section 2.11 shall be applied to the prepayment of the Term Loans in accordance with Section 2.17(b). The application of any prepayment pursuant to this Section 2.11 shall be made first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under this Section 2.11 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(e) With respect to any prepayment pursuant to this Section 2.11 of Term B Loans and, unless otherwise specified in the applicable Incremental Term Loan Activation Notice, other Term Loans, any Term Lender, at its option, may elect not to accept such prepayment. The Borrower shall notify the Administrative Agent of any event giving rise to a prepayment under this Section 2.11 at least three Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under this Section 2.11. Any Lender may decline to accept all (but not less than all) of its share of any such prepayment (the “Declined Amount”) by providing written notice to the Administrative Agent no later than two Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If the Lender does not give a notice to the Administrative Agent on or prior to such second Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. Such Lender’s Declined Amount may be retained by the Borrower.

(f) Notwithstanding any other provisions of this Section 2.11, to the extent any or all of the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary, the Net Cash Proceeds of any Recovery Event received by a Foreign Subsidiary or Excess Cash Flow attributable to Foreign Subsidiaries, are prohibited or delayed by any applicable local law (including financial assistance, corporate benefit restrictions on upstreaming of cash intra group and the fiduciary and statutory duties of the directors of such Foreign Subsidiary) from being repatriated or passed on to or used for the benefit of the Borrower or any applicable Domestic Subsidiary or if the Borrower has determined in good faith that repatriation of any such amount to the Borrower or any applicable Domestic Subsidiary would have material adverse tax consequences (including a material acceleration of the point in time when such earnings would otherwise be taxed) with respect to such amount, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay the Term Loans at the times provided in this Section 2.11 but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation or the passing on to or otherwise using for the benefit of the Borrower or the applicable Domestic Subsidiary, or the Borrower believes in good faith that such material adverse tax consequence would result, and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law or the Borrower determines in good faith such repatriation would no longer have such material adverse tax consequences, such repatriation will be promptly effected and such repatriated Net Cash Proceeds or Excess Cash Flow will be promptly (and in any event not later than five Business Days after such repatriation) applied (net of additional taxes payable or reasonably estimated to be payable as a result thereof) to the prepayment of the Term Loans pursuant to this Section 2.11 (provided that no such prepayment of the Term Loans pursuant to this Section 2.11 shall be required in the case of any such Net Cash Proceeds or Excess Cash Flow the repatriation of which the Borrower believes in good faith would result in material adverse tax consequences, if on or before the date on which such Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to a Reinvestment Notice (or such Excess Cash Flow would have been so required if it were Net Cash Proceeds), the Borrower applies an amount equal to the amount of such Net Cash Proceeds or Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or Excess Cash Flow had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary).

2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the third Business Day preceding the proposed conversion date (which notice shall specify the length of the initial Interest Period therefor), provided that no ABR Loan under a particular Facility may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such conversions. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any Eurodollar Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Majority Facility Lenders in respect of such Facility have determined in its or their sole discretion not to permit such continuations or (ii) if an Event of Default specified in clause (i) or (ii) of Section 8(f) with respect to the Borrower is in existence, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13 Limitations on Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar

Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 10 Eurodollar Tranches shall be outstanding at any one time.

2.14 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2%, and (ii) if all or a portion of any interest payable on any Loan or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to ABR Loans under the Term B Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed (including the first day, but excluding the last day; provided that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on such Loan). The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a).

2.16 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(i) the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate or the Eurodollar Rate, as applicable, for a Loan for such Interest Period, or

(ii) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurodollar Base Rate or the Eurodollar Rate, as applicable, for a Loan for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give facsimile or e-mail notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans under the relevant Facility requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans under the relevant Facility shall be converted, on the last day of the then-current Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent (which notification shall be made promptly after the Administrative Agent obtains knowledge of the cessation of the circumstances referenced in clause (i) or receives notice from the Majority Facility Lenders in respect of the relevant Facility of the cessation of the circumstances referenced in clause (ii) above), no further Eurodollar Loans under the relevant Facility shall be made or continued as such, nor shall the Borrower have the right to convert Loans under the relevant Facility to Eurodollar Loans.

2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Term B Lenders hereunder shall be made pro rata according to the Term B Percentages of the Term B Lenders.

(b) With respect to any Facility, each payment (including each prepayment under this Agreement and each prepayment under the Existing Credit Agreement) by the Borrower on account of principal of and interest on the Term Loans of such Facility shall be made pro rata according to the respective outstanding principal amounts of the Term Loans of such Facility then held by the Term Lenders (except as otherwise provided in Section 2.11(e)). The amount of each principal prepayment of the Term Loans pursuant to Section 2.11 (including any principal prepayment pursuant to Section 2.11 of the Existing Credit Agreement) shall be applied to reduce the Term B Loans and Incremental Term Loans on a pro rata basis based upon the respective then remaining principal amounts thereof (unless any Incremental Term Lenders have agreed to less than pro rata prepayments) and shall be applied within each Facility to the then remaining installments thereof as directed by the Borrower (or if not so directed, to the then remaining installments thereof in direct order of maturity). Amounts repaid (including amounts pursuant to Section 2.11) and prepaid on account of the Term Loans may not be reborrowed.

(c) [Reserved].

(d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the New York Fed Bank Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower.

(f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average New York Fed Bank Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

(g) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.17(e), 2.17(f), 2.19(e) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation, administration, implementation or application thereof or compliance by any Lender or other Credit Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made or occurring subsequent to the First Amendment Effective Date:

(i) shall subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate; or

(iii) shall impose on such Lender any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to such Lender or such other Credit Party, by an amount that such Lender or other Credit Party deems to be material, of making, converting into, continuing or maintaining Loans, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Credit Party, upon its demand, any additional amounts necessary to compensate such Lender or such other Credit Party for such increased cost or reduced amount receivable. If any Lender or such other Credit Party becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements or in the interpretation, administration, implementation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the First Amendment Effective Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

(c) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

(d) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section, the Borrower shall not be required to compensate a Lender pursuant to this Section for any amounts incurred more than nine months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(e) Notwithstanding any other provision of this Section 2.18 to the contrary, no Lender shall be entitled to receive any compensation pursuant to this Section 2.18 unless it shall be the general policy or practice of such Lender to seek compensation from other similarly situated borrowers in the U.S. syndicated loan market with respect to its similarly affected loans under agreements with such borrowers having provisions similar to this Section 2.18.

2.19 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19), the amounts received with respect to this agreement equal the sum which would have been received had no such deduction or withholding been made.

(b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.19, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d) The Loan Parties shall jointly and severally indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,

(A)	any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)	any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)	in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed originals of IRS Form W-8ECI;

(3)	in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c)

of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)	to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)	any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative

Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.19 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents.

2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender sustains or incurs as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Eurodollar Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for nine months.

2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates with the object of avoiding the consequences of such event; provided, that such designation or assignment is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending offices to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a).

2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a) or (b) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall have taken no action under Section 2.21 so as to eliminate the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective.

2.23 [Reserved].

2.24 Incremental Facilities. (a) The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall make, obtain or increase the amount of their Incremental Term Loans (which may be effected by increasing the amount of any then existing Facility) by executing and delivering to the Administrative Agent an Incremental Term Loan Activation Notice specifying (v) the amount of such Incremental Term Loans, (w) the applicable Incremental Term Loan Closing Date (which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent (or such earlier date as shall be agreed by the Administrative Agent)), (x) the applicable Incremental Term Loan Maturity Date, (y) the amortization schedule for such Incremental Term Loans and (z) the Applicable Margin for such Incremental Term Loans; provided, that (i) the aggregate amount of all Incremental Term Loans established on any date shall not exceed (x) an amount equal to the Base Incremental Amount on such date and (y) an additional amount subject to the Maximum Incremental Amount as of such date, (ii) each Incremental Term Facility shall be in a minimum aggregate principal amount of $25,000,000, (iii) the Incremental Term Loans in respect of any Incremental Term Facility and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are (A) guaranteed on a pari passu basis with all of the other Obligations under this Agreement and the other Loan Documents and (B) secured by the Collateral (and no other property) and the Liens on the Collateral securing such Incremental Term Loans and all other obligations in respect thereof shall be pari passu with the Liens on the Collateral securing all of the other Obligations under this Agreement and the other Loan Documents, (iv) the Incremental Term Loans in respect of any Incremental Term Facility will be entitled to prepayments on the same basis as the Term B Loans unless the applicable Incremental Term Loan Activation Notice specifies a lesser treatment, (v) such Incremental Term Loans shall have a final maturity no earlier than the Latest Maturity Date (determined immediately prior to incurrence of such Incremental Term Loans), (vi) the weighted average life to maturity of such Incremental Term Facility shall be no shorter than that of any existing Term Loans (except if required in order to make such Incremental Term Loans fungible with any outstanding Term Loans), (vii) the all-in-yield (whether in the form of interest rate margins, original issue discount, upfront fees or interest rate floors) and (subject to clauses (v) and (vi) above) amortization schedule applicable to such Incremental Term Facility shall be determined by the Borrower and the Lenders providing such Incremental Term Facility, provided that, in the event that the all-in-yield for any Incremental Term Facility shall be more than 50 basis points higher than the corresponding all-in-yield for any then existing Term B Loans as determined by the Administrative Agent in accordance with standard market practices (after giving effect to interest rate margins, original issue discount, upfront fees or interest rate floors), then the all-in-yield with respect to the outstanding Term B Loans shall be increased to the amount necessary so that the difference between the all-in-yield with respect to the Incremental Term Facility and the all-in-yield on the outstanding Term B Loans is equal to 50 basis points and (viii) to the extent that (subject to clauses (iv) through (vii) above) the terms of any Incremental Term Facility are not consistent with the terms of the Term B Facility, they shall be reasonably satisfactory to the Administrative Agent. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

(b) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.24(a) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit I-2, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c) [Reserved].

(d) Each Incremental Term Loan Activation Notice may, without the consent of any Lender (other than the applicable Incremental Term Lenders) effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to give effect to the provisions of this Section 2.24. This Section shall supersede any provision of Section 10.1 to the contrary.

(e) It shall be a condition precedent to the availability of any Incremental Term Loans that (i) no Default or Event of Default (or, in the case of any Incremental Acquisition Term Facility, no Event of Default under clauses (a) or (f) of Section 8) shall have occurred and be continuing immediately prior to and immediately after giving effect to the making of such Incremental Term Loans, (ii) the representations and warranties set forth in each Loan Document (or, in the case of any Incremental

Acquisition Term Facility, the Specified Representations and the Specified Acquisition Agreement Representations) shall be true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the Incremental Term Loan Closing Date immediately prior to and immediately after giving effect to the making of such Incremental Term Loans, except to the extent expressly made as of an earlier date, in which case they shall be so true and correct as of such earlier date and (iii) the Borrower shall have delivered such legal opinions, board resolutions, secretary’s certificate, officer’s certificate and other documents as shall be reasonably requested by the Administrative Agent in connection with any Incremental Term Facility.

2.25 Loan Purchases. (a) Subject to the terms and conditions set forth or referred to below, a Purchasing Borrower Party may from time to time, in its discretion, conduct modified Dutch auctions to make Auction Purchase Offers, each such Auction Purchase Offer to be managed by an investment bank of recognized standing selected by the Borrower following consultation with the Administrative Agent (in such capacity, the “Auction Manager”) and to be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.25 and the Auction Procedures, in each case, so long as the following conditions are satisfied:

(i) no Default or Event of Default shall have occurred and be continuing at the time of purchase of any Term Loans or on the date of the delivery of each Auction Notice;

(ii) the assigning Lender and the Purchasing Borrower Party shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(iii) the maximum principal amount (calculated on the face amount thereof) of Term Loans that the Purchasing Borrower Party offers to purchase in any Auction Purchase Offer shall be no less than $10,000,000 (unless another amount is agreed to by the Administrative Agent in its reasonable discretion);

(iv) any Term Loans assigned to any Purchasing Borrower Party shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loans may not be resold (it being understood and agreed that any gains or losses by any Purchasing Borrower Party upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income or Consolidated EBITDA);

(v) no more than one Auction Purchase Offer with respect to any Facility may be ongoing at any one time and no more than four Auction Purchase Offers (regardless of Facility) may be made in any one year;

(vi) at the time of each purchase of Term Loans through an Auction Purchase Offer, the Borrower shall have delivered to the Auction Manager a certificate of a Responsible Officer certifying as to compliance with the preceding clause (i);

(vii) no Purchasing Borrower Party may use the proceeds, directly or indirectly, from ABL Loans to purchase any Term Loans; and

(viii) each Auction Purchase Officer shall be made to all Lenders of the applicable Facility subject to such Auction Purchase Offer.

(b) A Purchasing Borrower Party must terminate any Auction Purchase Offer if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction Purchase Offer. If a Purchasing Borrower Party commences any Auction Purchase Offer (and all relevant requirements set forth above which are required to be satisfied at the time of the commencement of such Auction Purchase Offer have in fact been satisfied), and if at such time of commencement the Purchasing Borrower Party reasonably believes that all required conditions set forth above which are required to be satisfied at the time of the consummation of such Auction Purchase Offer shall be satisfied, then the Purchasing Borrower Party shall have no liability to any Lender for any termination of such Auction Purchase Offer as a result of the failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of consummation of such Auction Purchase Offer, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans of any Facility made by a Purchasing Borrower Party pursuant to this Section 2.25, the Purchasing Borrower Party shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans of the applicable Facility up to the settlement date of such purchase.

The Administrative Agent and the Lenders hereby consent to the Auction Purchase Offers and the other transactions effected pursuant to and in accordance with the terms of this Section 2.25 (provided that no Lender shall have an obligation to participate in any such Auction Purchase Offer). For the avoidance of doubt, it is understood and agreed that the provisions of Section 2.17 will not apply to the purchases of Term Loans pursuant to and in accordance with the provisions of this Section 2.25. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Article VIII and Article IX to the same extent as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent shall cooperate with the Auction Manager as reasonably requested by the Auction Manager in order to enable it to perform its responsibilities and duties in connection with each Auction Purchase Offer.

2.26 Loan Modification Offers. (a) The Borrower may on one or more occasions after the Closing Date, by written notice to the Administrative Agent, make one or more offers (each, a “Loan Modification Offer”) to all (and not fewer than all) the Lenders of one or more Facilities (each Facility subject to such a Loan Modification Offer, an “Affected Facility”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower. Such notice shall set forth (i) the terms and conditions of the requested Loan Modification Offer and (ii) the date on which such Loan Modification Offer is requested to become effective. Permitted Amendments shall become effective only with respect to the Loans of the Lenders of the Affected Facility that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Affected Facility as to which such Lender’s acceptance has been made. With respect to all Permitted Amendments consummated by the Borrower pursuant to this Section 2.26, (i) such Permitted Amendments shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) any Loan Modification Offer, unless contemplating a scheduled maturity date already in effect with respect to any Loans hereunder pursuant to a previously consummated Permitted Amendment, must be in a minimum amount of $25,000,000 (or such lesser amount as may be approved by the Administrative Agent in its reasonable discretion); provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Permitted Amendment that a minimum amount (to be determined and specified in the relevant Loan Modification Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Loans of any or all Affected Facilities be extended. If the aggregate principal amount of Loans of any Affected Facility in respect of which Lenders shall have accepted the relevant Loan Modification Offer shall exceed the maximum aggregate principal amount of Loans of such Affected Facility offered to be extended by the Borrower pursuant to such Loan Modification Offer, then the Loans of such Lenders shall be extended ratably up to such maximum amount based on the relative principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Loan Modification Offer.

(b) A Permitted Amendment shall be effected pursuant to a Loan Modification Agreement executed and delivered by the Borrower, each Accepting Lender and the Administrative Agent; provided that no Permitted Amendment shall become effective unless (i) no Event of Default shall have occurred and be continuing on the date of effectiveness thereof, (ii) on the date of effectiveness thereof, the representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (or if qualified by materiality, in all respects), in each case on and as of such date, except in the case of any such representation and warranty expressly made as of an earlier date, in which case such representation and warranty shall be so true and correct on and as of such earlier date, (iii) the Borrower shall have delivered, or agreed to deliver by a date following the effectiveness of such Permitted Amendment reasonably acceptable to the Administrative Agent, to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents (including reaffirmation agreements, supplements and/or amendments to Mortgages or other Security Documents, in each case to the extent applicable) as shall reasonably be requested by the Administrative Agent in connection therewith and (iv) any applicable Minimum Extension Condition shall be satisfied (unless waived by the Borrower). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each Loan Modification Agreement may, without the consent of any Lender other than the applicable Accepting Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this Section 2.26, including any amendments necessary to treat the applicable Loans of the Accepting Lenders as a new Facility of loans hereunder (and the Lenders hereby irrevocably authorize the Administrative Agent to enter into any such amendments); provided that (i) all prepayments of Loans (i.e., both extended and non-extended) shall continue to be made on a ratable basis among all Lenders, based on the relative amounts of their Loans unless a Permitted Amendment provides for lesser treatment of the Loans of the Accepting Lenders, until the repayment of the non-extended Loans on the relevant scheduled maturity date in respect thereof. The Administrative Agent and the Lenders hereby acknowledge that in respect of payments on non-extended Loans on the scheduled maturity date in respect thereof the pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.26. This Section 2.26 shall supersede any provisions in Section 2.17 or Section 10.1 to the contrary.

SECTION 3. [RESERVED]

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its consolidated Restricted Subsidiaries as of and for the 12 months ended March 30, 2015 (including the notes thereto) (the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to each Lender, have been prepared giving effect (as if such events had occurred on such date (in the case of the balance sheet) or at the beginning of such period (in the case of the statement of income)) to the consummation of the Transactions and the payment of fees and expenses in connection therewith. The Pro Forma Financial

Statements have been prepared based on the best information available to the Borrower as of the date of delivery thereof, and present fairly in all material respects and on a pro forma basis the estimated financial condition and results of operations of Borrower and its consolidated Restricted Subsidiaries as of and for the 12 months ended at March 30, 2015, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of such period, as applicable.

(b) The audited consolidated balance sheets of the Borrower and its consolidated Restricted Subsidiaries as at December 31, 2012, December 30, 2013 and December 29, 2014, and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from PricewaterhouseCoopers LLP, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Restricted Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at March 30, 2015, and the related unaudited consolidated statement of income, stockholders’ equity and cash flow for the three-month period ended on such date, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Restricted Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flow for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein), except that the interim financial statements are subject to year-end adjustments and are lacking footnote disclosures.

(c) The audited consolidated balance sheets of the Target and its consolidated Subsidiaries as at December 31, 2012, December 31, 2013 and December 31, 2014, and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly, in all material respects, the consolidated financial condition of the Target and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Target and its consolidated Subsidiaries as at March 31, 2015, and the related unaudited consolidated statement of income, stockholders’ equity and cash flow for the three-month period ended on such date, present fairly, in all material respects, the consolidated financial condition of the Target and its consolidated Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flow for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein), except that the interim financial statements are subject to year-end adjustments and are lacking footnote disclosures.

(d) As of the Closing Date, no Group Member has any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are required by GAAP to be reflected on a balance sheet or in the notes thereto and that are not reflected in the most recent financial statements referred to in clauses (b) and (c) above. Except as reflected in filings made by the Borrower or the Target with the SEC since December 29, 2014, during the period from December 29, 2014 to and including the Closing Date there has been no Disposition by any Group Member of any material part of its business or property.

4.2 No Change. Since December 29, 2014, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or similar organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the corporate or similar organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate or similar organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of credit on the terms and conditions of this Agreement. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Acquisition and the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect and (ii) the filings referred to in Section 4.19.

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except for violations that could not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents).

4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by Section 7.3.

4.9 Intellectual Property. Each Group Member owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, free and clear of all Liens, except as permitted by Section 7.3, and the use thereof and the conduct of each of the Group Members does not infringe in any material respect upon the rights of any Person. No material claim has been asserted or is pending by any Person challenging or questioning the use of any material Intellectual Property or the validity or effectiveness of any material Intellectual Property, nor does the Borrower know of any valid basis for any such material claim.

4.10 Taxes. Each Group Member has filed or caused to be filed all Federal, state and other material Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member, or (ii) to the extent that the failure to file or pay, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect); no Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge.

4.11 Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used, directly or indirectly, (a) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (b) for any purpose that violates the provisions of the Regulations of the Board. No more than 25% of the value of the assets of the Group Members consist of “margin stock” as so defined. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

4.12 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member.

4.13 ERISA. Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) each Group Member and each of their respective ERISA Affiliates (and in the case of a Pension Plan or a Multiemployer Plan, each of their respective ERISA Affiliates) are in compliance with all applicable provisions and requirements of ERISA and the Code and other federal and state laws and the regulations and published interpretations thereunder with respect to each Plan and Pension Plan and have performed all their obligations under each Plan and Pension Plan; (b) no ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur, and no

ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (c) each Plan or Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS covering such plan’s most recently completed five-year remedial amendment cycle in accordance with Revenue Procedure 2007-44, I.R.B. 2007-28, indicating that such Plan or Pension Plan is so qualified and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently pending before the Internal Revenue Service and, to the knowledge of the Borrower, nothing has occurred subsequent to the issuance of the most recent determination letter which would cause such Plan or Pension Plan to lose its qualified status; (d) no liability to the PBGC (other than required premium payments), the IRS, any Plan or Pension Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Group Member or any of their ERISA Affiliates; (e) each of the Group Members’ ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; (f) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Group Member or any ERISA Affiliate or to which any Group Member or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; (g) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, no Group Member nor any of their respective ERISA Affiliates has any potential liability for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA; (h) there has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan or Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect; and (i) neither any Group Member nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 4.13 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement. The present value of all accumulated benefit obligations under each Pension Plan, did not, as of the close of its most recent plan year, exceed by more than $10,000,000 the fair market value of the assets of such Pension Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder), and the present value of all accumulated benefit obligations of all underfunded Pension Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Pension Plans (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder).

4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

4.15 Subsidiaries; Capital Stock. As of the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options and restricted stock units granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrower or any Restricted Subsidiary, except (i) with respect to Capital Stock of Loan Parties, as created by the Loan Documents or the ABL Loan Documents and (ii) otherwise, as permitted by this Agreement.

4.16 Use of Proceeds. The proceeds of the Term B Loans shall be used to refinance the term loans outstanding under the Existing Credit Agreement and to pay related fees and expenses. The proceeds of any Incremental Term Loans shall be used for general corporate purposes (including Permitted Acquisitions and other Investments permitted by this Agreement).

4.17 Environmental Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a) the facilities and properties owned, leased or operated by any Group Member (the “Properties”) do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

(b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the business operated by any Group Member (the “Business”), nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

(c) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

(d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business;

(e) there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of any Group Member in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

(f) the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the Business; and

(g) no Group Member has assumed any liability of any other Person under Environmental Laws.

4.18 Accuracy of Information, etc. The statements and information contained in this Agreement, the other Loan Documents, the Confidential Information Memorandum and the other documents, certificates and statements furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, did not contain as of the date such statements, information, documents or certificates were so furnished (or, in the case of the Confidential Information Memorandum, as of the Closing Date), any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading in any material respect. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Closing Date, the representations and warranties contained in the Acquisition Documentation are true and correct in all material respects. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Guarantee and Collateral Agreement, when such Pledged Collateral is delivered to the Administrative Agent (together with a properly completed and signed undated endorsement), in the case of Collateral consisting of Deposit Accounts or Securities Accounts, when such Deposit Accounts or Securities Accounts, as applicable, are subject to an Account Control Agreement (as defined in the Guarantee and Collateral Agreement) and in the case of the other Collateral described in the Guarantee and Collateral Agreement that can be perfected by the filing of such financing statement or other filing, when financing statements and other filings specified on Schedule 4.19(a) in appropriate form are filed in the offices specified on Schedule 4.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to the Lien of any other Person (except (other than with respect to Collateral consisting of Capital Stock) Liens permitted by Section 7.3).

(b) Each of the Mortgages, upon execution and delivery by the parties thereto, is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof, and when the Mortgages are filed in the offices specified in the local counsel legal opinions delivered in connection with such Mortgages, each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to the Lien of any other Person (except Liens permitted by Section 7.3). Schedule 1.1B lists, as of the Closing Date, each parcel of owned real property located in the United States and held by the Borrower or any Subsidiary Guarantor upon which a Mortgage will be granted to the Administrative Agent.

4.20 Solvency. As of the Closing Date and after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

4.21 Senior Indebtedness. The Obligations, and the obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement, constitute “senior debt” or “senior indebtedness” (or any comparable term) under all Indebtedness that is subordinated or required to be subordinated in right of payment to the Obligations (if applicable).

4.22 Regulation H. Other than as set forth in any flood hazard determination obtained by, or delivered to, the Administrative Agent, no Mortgage encumbers improved real property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

4.23 Certain Documents. The Borrower has delivered to the Administrative Agent a complete and correct copy of the Acquisition Documentation, including any amendments, supplements or modifications with respect thereto.

4.24 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure material compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees, and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in the Borrower being designated as a Sanctioned Person. None of (a) the Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

4.25 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

SECTION 5. CONDITIONS PRECEDENT

5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1A, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (iii) the Intercreditor Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person party thereto.

(b) Acquisition. Substantially concurrently with the occurrence of the Closing Date and the making by each Lender of its initial extension of credit hereunder, the Acquisition shall have been consummated pursuant to the Acquisition Documentation, and no provision thereof shall have been amended or waived, and no consent or direction shall have been given thereunder, in any manner materially adverse to the interests of the Arrangers or the Lenders without the prior written consent of the Arrangers (such consent not to be unreasonably withheld or delayed).

(c) Other Indebtedness.

(i) The Administrative Agent shall have received evidence reasonably satisfactory to it that on or prior to the Closing Date (x) the ABL Credit Agreement is in full force and effect, (y) the Borrower received at least $150,000,000 in commitments from the lenders under the ABL Credit Agreement and (z) the commitments referred to in clause (y) of this paragraph are effective.

(ii) Prior to or substantially concurrently with the initial extensions of credit under this Agreement on the Closing Date, (A) all existing material Indebtedness for borrowed money (other than the Convertible Notes, the Asia Facility and the 2019 Senior Secured Notes) of the Borrower, the Target and their respective Subsidiaries shall have been repaid in full (such repayment, the “Existing Indebtedness Refinancing”), (B) (x) an irrevocable notice of full redemption shall have been sent to the holders of the 2019 Senior Secured Notes in accordance with Section 3.07(e) of the 2019 Senior Secured Notes Indenture providing for redemption in full of the 2019 Senior Secured Notes no later than June 30, 2015 and (y) the amount sufficient to pay and discharge in full the obligations of the Loan Parties under the 2019 Senior Secured Notes on the redemption date set forth in such notice of full redemption shall have been irrevocably deposited with the 2019 Senior Secured Notes Trustee (the actions described in this clause (B), the “Satisfaction and Discharge”) and (C) all Liens granted in connection with the foregoing shall have been terminated such that on the Closing Date, after giving effect to Transactions, none of the Borrower or any of its Restricted Subsidiaries shall have any material Indebtedness for borrowed money other than (i) any Indebtedness outstanding under the ABL Credit Agreement, (ii) Indebtedness outstanding under this Agreement, (iii) the Convertible Notes and (iv) Indebtedness outstanding under the Asia Facility.

(d) Pro Forma Financial Statements; Financial Statements. The Lenders shall have received (i) the Pro Forma Financial Statements, (ii) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and its Subsidiaries and the Target and its Subsidiaries for the 2012, 2013 and 2014 fiscal years, (iii) unaudited consolidated balance sheets and related statements of income and stockholders’ equity of each of the Borrower and its Subsidiaries and the Target and its Subsidiaries for the fiscal quarter ended March 30, 2015 (in the case of the Borrower and its Subsidiaries) and March 31, 2015 (in the case of the Target and its Subsidiaries) and (iv) statements of cash flows of each of the Borrower and its Subsidiaries and the Target and its Subsidiaries for the three-month period ended on March 30, 2015 (in the case of the Borrower and its Subsidiaries) and March 31, 2015 (in the case of the Target and its Subsidiaries).

(e) Lien Searches. The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent.

(f) Fees. All costs, fees and expenses required to be paid by the Borrower to the Administrative Agent, the Arrangers, the Documentation Agent and the Lenders in connection with this Agreement (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) and all costs, fees and expenses required to be paid by the Borrower pursuant to the letter agreement, dated as of October 31, 2014, among the Borrower, J.P. Morgan Securities LLC and Barclays Capital Inc. (including the reasonable and documented fees and expenses of legal counsel to the J.P. Morgan Securities LLC and Barclays Capital Inc.) shall have been paid or shall have been authorized to be deducted from the proceeds of the initial extensions of credit under this Agreement to the extent due and invoiced to the Borrower.

(g) Closing Certificate; Certified Certificate of Incorporation; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party,

dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including the certificate of incorporation of each Loan Party that is a corporation certified by the relevant authority of the jurisdiction of organization of such Loan Party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization.

(h) Legal Opinions. The Administrative Agent shall have received the executed legal opinions of Greenberg Traurig, LLP, counsel to the Borrower and its Restricted Subsidiaries and certain other local counsel to the Borrower and its Restricted Subsidiaries, each in form and substance reasonably acceptable to the Administrative Agent.

(i) Pledged Stock; Stock Powers; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated endorsement for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof; provided that if, notwithstanding the use by the Loan Parties of commercially reasonable efforts (without undue burden or expense) to deliver to the Administrative Agent the certificates and undated stock powers required by clause (i) above and the promissory notes and related transfer forms required by clause (ii) above, such certificates, stock powers, promissory notes and/or transfer forms are not delivered as of the Closing Date, delivery of such items (other than any certificates representing the shares of Capital Stock of Domestic Subsidiaries) shall not be a condition to the agreement of each Lender to make the initial extension of credit requested to be made by it (but shall be required to be satisfied within 90 days of the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion)).

(j) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation; provided that if, notwithstanding the use by the Loan Parties of commercially reasonable efforts (without undue burden and expense) to satisfy the requirement set forth in this Section 5.1(j), such requirement is not satisfied as of the Closing Date, the satisfaction of such requirement (other than with respect to the filing of any Uniform Commercial Code financing statement) shall not be a condition to the agreement of each Lender to make the initial extension of credit requested to be made by it (but shall be required to be satisfied within 90 days of the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion)).

(k) Mortgages, etc. (i) The Borrower or the applicable Subsidiary Guarantor shall, with respect to each Mortgaged Property, deliver to the Administrative Agent, as mortgagee or beneficiary, as applicable, for the ratable benefit of itself and the Secured Parties, fully executed counterparts of Mortgages, duly executed and acknowledged by the Borrower or such Subsidiary Guarantor, and otherwise in form for recording in the recording office of each applicable political subdivision where each such Mortgaged Property is situated, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording of filing thereof and evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage (and payment of any taxes or fees in connection therewith), together with any necessary fixture filings, as may be necessary to create a valid, perfected Lien, with the priority required by the Intercreditor Agreement, subject to Permitted Liens, against the Mortgaged Properties purported to be covered thereby

(ii) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (iii) below (the “Title Insurance Company”) shall have received, maps or plats of an as-built survey of the sites of the Mortgaged Properties certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, or in lieu thereof, or existing surveys, together with any affidavits required by the Title Insurance Company as shall be sufficient to enable the Title Insurance Company to remove any standard survey exceptions from the Mortgaged Policies and issue customary survey-dependent endorsements to the applicable Mortgage Policy.

(iii) The Administrative Agent shall have received mortgagee’s title insurance policies in favor of the Administrative Agent, and its successors and/or assigns, in the form necessary, with respect to the property purported to be covered by the applicable Mortgages, to insure that the interests created by the Mortgages constitute valid Liens thereon, with the priority required by the Intercreditor Agreement, free and clear of all Liens, defects and encumbrances, other than Permitted Liens, and such policies shall also include, to the extent available, all such endorsements as shall be reasonably required in transactions of similar size and purpose and shall be accompanied by evidence of the payment in full by the Borrower or the applicable Subsidiary Guarantor of all premiums thereon (or that satisfactory arrangements for such payment have been made). The Administrative Agent shall also have received evidence satisfactory to it that all charges for mortgage recording taxes and all related expenses, if any, have been paid.

(iv) The Administrative Agent shall have received (A) with respect to any Mortgaged Property that contains one or more buildings, a “life-of-loan standard flood hazard determination”, (B) if any of the buildings on such Mortgaged Property is located in a special flood area, a policy of flood insurance that (1) covers each such parcel and the building(s) located thereon, (2) is written in an amount that is reasonably satisfactory to the Administrative Agent and otherwise in compliance with the coverage required with respect to the particular type of property under the National Flood Insurance Act of 1968, and (3) has a term ending not later than the maturity of the Indebtedness secured by such Mortgage and (C) if such Mortgaged Property is located in a special flood hazard area, confirmation that the Borrower has received the notice required pursuant to Regulation H of the Board.

(v) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (iii) above and a copy of all other material documents affecting the Mortgaged Properties.

(vi) The Administrative Agent shall have received, with respect to each of the Mortgaged Properties owned on the Closing Date, such local counsel opinions and opinions of counsel in the jurisdiction of organization of the owner of the applicable Mortgaged Properties.

Notwithstanding anything to the contrary contained in this Section 5.1(k), if the Loan Parties have used commercially reasonable efforts (without undue burden and expense) to satisfy the requirements set forth in this Section 5.1(k) and such requirements are not satisfied as of the Closing Date, the satisfaction of such requirements shall not be a condition to the agreement of each Lender to make the initial extension of credit requested to be made by it (but shall be required to be satisfied within 90 days of the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion)).

(l) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from a Responsible Officer in the form of Exhibit L.

(m) Deposit Account Control Agreements. The Administrative Agent shall have received any Deposit Account Control Agreement required to be delivered pursuant to the Guarantee and Collateral Agreement, in each case, in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary contained in this Section 5.1(m), if the Loan Parties have used commercially reasonable efforts (without undue burden and expense) to satisfy the requirements set forth in this Section 5.1(m) and such requirements are not satisfied by the Closing Date, the satisfaction of such requirements shall not be a condition to the agreement of each Lender to make the initial extension of credit requested to be made by it (but shall be required to be satisfied within 90 days of the Closing Date (or such later date as the Administrative Agent (or, so long as the ABL Obligations Payment Date has not occurred, the ABL Representative) may agree in its reasonable discretion)).

(n) Specified Representations. Each of the Specified Representations shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of the Closing Date, except to the extent expressly made as of an earlier date, in which case such Specified Representations shall have been so true and correct in all material respects (or in all respects if qualified by materiality) on and as of such earlier date.

(o) Specified Acquisition Agreement Representations. Each of the Specified Acquisition Agreement Representations shall be true and correct in all respects as of the Closing Date, except to the extent expressly made as of an earlier date, in which case such Specified Acquisition Agreement Representations shall have been true and correct in all respects as of such earlier date.

(p) Local Law Pledge Documents. The Administrative Agent shall have received, solely with respect to the Capital Stock of any material Foreign Subsidiary that is a Wholly Owned Subsidiary of any Loan Party that constitutes Collateral, (i) all local law pledge, charge or similar agreements in respect of such Capital Stock in favor of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent shall reasonably request, in each case duly executed and delivered by the relevant Loan Party and the Administrative Agent, (ii) all other documentation and instruments the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Capital Stock under the relevant local law and (iii) local law opinions relating to such local law pledge, charge or similar agreement, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent. Notwithstanding anything to the contrary contained in this Section 5.1(p), if the Loan Parties have used commercially reasonable efforts (without undue burden and expense) to satisfy the requirements set forth in this Section 5.1(p) and such requirements are not satisfied by the Closing Date, the satisfaction of such requirements shall not be a condition to the agreement of each Lender to make the initial extension of credit requested to be made by it (but shall be required to be satisfied within 90 days of the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion)).

(q) PATRIOT Act. The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other information about any Loan Party reasonably requested by the Administrative Agent in writing at least 10 Business Days prior to the Closing Date and that the Administrative Agent reasonably determines is required by United States bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(r) Target Material Adverse Effect. (i) Except as set forth in the Company Disclosure Schedule (as defined in the Acquisition Agreement as of the Acquisition Signing Date) or as set forth in the Company SEC Reports (as defined in the Acquisition Agreement as of the Acquisition Signing Date) filed from and after January 1, 2014 and prior to the date of the Acquisition Agreement (excluding all disclosures in any “Risk Factors” section and any disclosures included in any such Company SEC Reports that are forward looking in nature), but only to the extent such disclosure is reasonably apparent from a reading of such Company SEC Reports that such disclosure relates to Section 4.10(b) of the Acquisition Agreement, since December 31, 2013, through the date of the Acquisition Agreement, there has not been an event, occurrence, condition, change, development, state of facts or circumstance that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(ii) Since the date of the Acquisition Agreement, there shall not have been any event, occurrence, condition, change, development, state of facts or circumstance that has had, or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (other than its initial extension of credit on the Closing Date) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date as if made on and as of such date, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by the Borrower hereunder (other than the initial extensions of credit on the Closing Date) shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

SECTION 6. AFFIRMATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and, in the case of Sections 6.3 through 6.8, 6.10 and 6.13, shall cause each of its Restricted Subsidiaries to and, in the case of Section 6.14, shall cause each of its Domestic Subsidiaries to:

6.1 Financial Statements. Furnish to the Administrative Agent, on behalf of each Lender:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG, LLP or other independent certified public accountants of nationally recognized standing;

(b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for such quarter and/or the portion of the fiscal year through the end of such quarter, as required by applicable SEC rules, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or, in the case of the balance sheet, as of the end of the previous fiscal year), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); and

(c) if any Unrestricted Subsidiary exists, concurrently with each delivery of financial statements under clause (a) or (b) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clauses (a) and (b) above) prepared on the basis of consolidating the accounts of the Borrower and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower, together with an explanation of reconciliation adjustments in reasonable detail.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods.

Documents required to be delivered pursuant to Section 6.1(a), (b) or (c) or Section 6.2(c) or (d) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) or (ii) such documents are filed of record with the SEC; provided that, upon written request by the

Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

6.2 Certificates; Other Information. Furnish to the Administrative Agent, on behalf of each Lender:

(a) [reserved];

(b) concurrently with the delivery of any financial statements pursuant to Sections 6.1(a) and 6.1(b), (i) a Compliance Certificate executed by a Responsible Officer, which Compliance Certificate shall include a statement that, to the best of each such Responsible Officer’s knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) in the case of annual financial statements, a calculation of Excess Cash Flow and (iii) in the case of quarterly or annual financial statements, to the extent not previously disclosed to the Administrative Agent, (x) a description of any change in the jurisdiction of organization of any Loan Party, (y) a list of any material Intellectual Property acquired or created by any Loan Party and (z) a description of any Person that has become a Group Member, a Restricted Subsidiary or an Unrestricted Subsidiary, in each case since the date of the most recent report delivered pursuant to this clause (iii) (or, in the case of the first such report so delivered, since the Closing Date);

(c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

(d) within 45 days after the end of each fiscal quarter of the Borrower (or 90 days, in the case of the fourth fiscal quarter of each fiscal year), a narrative discussion and analysis of the financial condition and results of operations of the Borrower and its Restricted Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year;

(e) promptly after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its public debt securities or public equity securities and, promptly after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

(f) promptly following receipt thereof, copies of (i) any documents described in Section 101(k) or 101(l) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan or any documents described in Section 101(f) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Pension Plan; provided, that if the relevant Group Members or ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Administrative Agent, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and

(g) promptly, such additional financial and other information as the Administrative Agent may from time to time reasonably request.

6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (including Taxes), except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the relevant Group Member or (b) the failure to make such payments, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.4 Maintenance of Existence; Compliance. (a) (i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to ensure material compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.5 Maintenance of Property; Insurance. (a) Keep all property necessary in its business in good working order and condition, ordinary wear and tear excepted, except where the failure to so maintain such property could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business.

6.6 Inspection of Property; Books and Records; Discussions . (a) Keep proper books of records and account in which full, true and correct (in all material respects) entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and, accompanied by one or more officers or designees of the Borrower if requested by the Borrower, with their independent certified public accountants; provided that excluding any such visits and inspections during the continuation of an Event of Default (i) only the Administrative Agent, acting individually or on behalf of the Lenders may exercise rights under this

Section 6.6(b) and (ii) the Administrative Agent shall not exercise rights under this Section 6.6(b) more often than one time during any calendar year.

6.7 Notices. Promptly give notice to the Administrative Agent, on behalf of each Lender, of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of any Group Member or (ii) litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting any Group Member (i) in which the amount involved is $50,000,000 or more and not covered by insurance, (ii) in which injunctive or similar relief is sought or (iii) which relates to any Loan Document;

(d)(i) as soon as reasonably possible upon becoming aware of the occurrence of or forthcoming occurrence of any material ERISA Event, a written notice specifying the nature thereof, what action the Borrower, any of the other Group Members or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon the Administrative Agent’s reasonable request, copies of (1) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of the other Group Members or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan; (2) all notices received by the Borrower, any of the other Group Members or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning a material ERISA Event; and (3) copies of such other documents or governmental reports or filings relating to any Plan or Pension Plan as the Administrative Agent shall reasonably request; and

(e) any other development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto.

6.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, in each case, except for events or matters that could not reasonably be expected to have a Material Adverse Effect.

(b) Promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been timely and properly taken in good faith, and provided that the pendency of any and all such appeals could not reasonably be expected to give rise to a Material Adverse Effect.

6.9 [Reserved].

6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Loan Party (other than (w) any property described in paragraph (b), (c) or (d) below, (x) any property subject to a Lien expressly permitted by Section 7.3(g), (y) so long as the ABL Obligations Payment Date has not occurred, any ABL Priority Collateral as to which the ABL Representative determines, in its reasonable discretion and in consultation with the Borrower, that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby and (z) any property (or, so long as the ABL Obligations Payment Date has not occurred, any property other than ABL Priority Collateral) as to which the Administrative Agent determines, in its reasonable discretion and in consultation with the Borrower, that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in any such property (with the priority required by the Intercreditor Agreement), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

(b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $10,000,000 acquired after the Closing Date by any Loan Party (including a Person that owns such real property and becomes a Loan Party pursuant to this Section 6.10) (other than (i) any such real property subject to a Lien expressly permitted by Section 7.3(g) and (ii) any real property as to which the Administrative Agent determines, in its reasonable discretion and in consultation with the Borrower, that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby), within sixty (60) days after the acquisition thereof (or such later date as the Administrative Agent shall agree to in its sole discretion) execute and deliver to the Administrative Agent the documents and instruments required under Section 5.1(k) (including any legal opinions as the Administrative Agent may reasonably request).

(c) With respect to any new Domestic Subsidiary (other than any Immaterial Subsidiary, any CFC Holding Company or any Subsidiary of a Foreign Subsidiary or of a CFC Holding Company) created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (c), shall include (1) any existing Subsidiary (other than an Immaterial Subsidiary) that becomes a Domestic Subsidiary that is not a CFC Holding Company or a Subsidiary of a Foreign Subsidiary or a CFC Holding Company and (2) any existing Subsidiary that ceases to be an Immaterial Subsidiary (and that is not a CFC Holding Company)), within thirty (30) days after the creation or acquisition of such new Domestic Subsidiary (or such later date as the Administrative Agent shall agree to in its sole discretion) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated endorsements, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or reasonably advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest with the priority required by the Intercreditor Agreement in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the

Administrative Agent and (C) to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(d) With respect to any new CFC Holding Company or Foreign Subsidiary created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (d) shall include any existing Subsidiary that becomes a CFC Holding Company or a Foreign Subsidiary), within sixty (60) days after the creation or acquisition of such new CFC Holding Company or Foreign Subsidiary (or such later date as the Administrative Agent shall agree to in its sole discretion) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such CFC Holding Company or Foreign Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such CFC Holding Company or Foreign Subsidiary be required to be so pledged) and (ii) deliver to the Administrative Agent the certificates representing such pledged Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party, and take such other action as the Administrative Agent deems necessary or reasonably advisable to perfect the Administrative Agent’s security interest therein; provided, that such Loan Party shall be required to provide a local law pledge agreement with respect to such Capital Stock (and local law opinions relating to such local law pledge agreement, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent) as reasonably requested by the Administrative Agent.

6.11 Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by delivering to the Administrative Agent a certificate of a Responsible Officer specifying such designation and certifying that the conditions to such designation set forth in this Section 6.11 are satisfied; provided that:

(a) both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing;

(b) after giving effect to such designation (and clause (c) below), the Borrower is in compliance with the financial covenant set forth in Section 7.1 (or prior to the first testing of such financial covenant, the pro forma Consolidated Leverage Ratio for the Applicable Reference Period is no greater than 4.50 to 1.00);

(c) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, each Subsidiary of such Subsidiary has been, or concurrently therewith will be, designated as an Unrestricted Subsidiary in accordance with this Section 6.11;

(d) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall substantially simultaneously be designated as an “Unrestricted Subsidiary” under the ABL Credit Agreement (and, to the extent applicable, any other agreement governing Permitted Refinancing Indebtedness in respect of the ABL Loans) and in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Subsidiary shall substantially simultaneously be designated as a “Restricted Subsidiary” under the ABL Credit Agreement (and, to the extent applicable, any other agreement governing Permitted Refinancing Indebtedness in respect of the ABL Loans).

The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower in such Subsidiary on the date of designation in an amount equal to the fair market value of the Borrower’s Investment therein (as determined reasonably and in good faith by a Responsible Officer). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.

6.12 Maintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (i) a public corporate family rating of the Borrower and a rating of the Facilities, in each case from Moody’s, and (ii) a public corporate credit rating of the Borrower and a rating of the Facilities, in each case from S&P (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and cooperation with information and data requests by Moody’s and S&P in connection with their ratings process), it being agreed that there is no obligation to maintain any particular ratings at any time.

6.13 Post-Closing Covenants. (a) Satisfy, to the extent not satisfied as of the Closing Date, the requirements set forth in Section 5.1(i), 5.1(j), 5.1(k), 5.1(m) and 5.1(p) within the time period set forth in the applicable Section.

(b) No later than 90 days after the Closing Date (or such later date as the Administrative Agent may agree in its reasonable discretion), the Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.12 of the Guarantee and Collateral Agreement.

6.14 Deposit Account Control Agreements. With respect to any new Deposit Account opened by a Loan Party after the Closing Date, deliver to the Administrative Agent any Deposit Account Control Agreement required to be delivered pursuant to the Guarantee and Collateral Agreement, in each case, in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7. NEGATIVE COVENANTS

The Borrower hereby agrees that, so long as the Commitments remain in effect or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

7.1 Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the last day of any Reference Period (commencing with the Reference Period ending September 28, 2015) to exceed (i) for the Reference Periods ending September 28, 2015, December 28, 2015 and March 28, 2016, 4.50 to 1.00 and (ii) for each Reference Period ending thereafter, 3.75 to 1.00.

7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except:

(a) Indebtedness of any Loan Party under this Agreement (including Indebtedness in respect of any Incremental Term Facility) and any Permitted Refinancing Indebtedness in respect of the Term Loans (any such Permitted Refinancing Indebtedness, the “Term Loan Refinancing Indebtedness”); provided that (i) such Term Loan Refinancing Indebtedness, if secured, is secured only by the Collateral on a pari passu or junior basis with the Obligations under this Agreement (provided that the Term Loan Refinancing Indebtedness shall not consist of syndicated term loans that are secured on a pari passu basis with the Obligations under this Agreement), (ii) no Person, other than a Loan Party, shall be an obligor or guarantor with respect to any Term Loan Refinancing Indebtedness, (iii) the terms of any such Term Loan Refinancing Indebtedness (excluding pricing, fees, rate floors and optional prepayment or redemption terms) reflect market terms at the time of issuance thereof (but in no event shall any Term Loan Refinancing Indebtedness have covenants and defaults, taken as a whole, materially more restrictive than those applicable to the Indebtedness being refinanced (other than any covenants or other provisions applicable only to periods after the Latest Maturity Date (as in effect on the date of incurrence of such Term Loan Refinancing Indebtedness))), (iv) such Term Loan Refinancing Indebtedness shall share ratably or less than ratably with (or, if junior in right of payment or as to security, on a junior basis with respect to) any prepayments or repayments of the Term B Loans (and Incremental Term Loans, if applicable) and (v) such Term Loan Refinancing Indebtedness, if secured, shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent;

(b) Indebtedness of the Loan Parties under the ABL Credit Agreement in an aggregate outstanding amount not to exceed $200,000,000 and any Permitted Refinancing Indebtedness in respect thereof;

(c) Indebtedness of (i) the Borrower to any Restricted Subsidiary, (ii) any Subsidiary Guarantor to the Borrower or any other Restricted Subsidiary and (iii) any Restricted Subsidiary that is not a Subsidiary Guarantor to any other Restricted Subsidiary that is not a Subsidiary Guarantor; provided that (x) any Indebtedness of any Loan Party shall be unsecured and shall be subordinated in right of payment to the Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent, and (y) any such Indebtedness owing to any Loan Party shall be evidenced by a promissory note which shall have been pledged pursuant to the Guarantee and Collateral Agreement;

(d) Guarantee Obligations incurred by any Group Member of obligations of any Group Member to the extent such obligations are not prohibited hereunder; provided that (i) to the extent any such obligations are subordinated to the Obligations, any such related Guarantee Obligations incurred by a Loan Party shall be subordinated to the guarantee of such Loan Party of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the obligations to which such Guarantee Obligation relates and (ii) any Guarantee Obligations incurred by any Loan Party of obligations of a Restricted Subsidiary that is not a Loan Party shall be permitted to the extent permitted pursuant to Section 7.7(g)(iii), Section 7.7(t) or Section 7.7(u);

(e) Indebtedness outstanding on the Closing Date and listed on Schedule 7.2(e) and any Permitted Refinancing Indebtedness in respect thereof;

(f) Indebtedness (including Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed at any one time outstanding the greater of (i) $25,000,000 and (ii) 1.00% of Consolidated Total Assets (as of the date incurred);

(g) Indebtedness representing deferred compensation to employees or directors of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business;

(h) Indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds;

(i) Indebtedness arising under any Swap Agreement permitted by Section 7.11;

(j) Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any guarantees, warranty or contractual service obligations, performance, surety, statutory, appeal, bid, prepayment guarantee, payment (other than payment of Indebtedness) or completion of performance guarantees or similar obligations incurred in the ordinary course of business;

(k) Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case in the ordinary course of business;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered or extinguished within five Business Days;

(m) Indebtedness consisting of (i) the financing of insurance premiums or self-insurance obligations or (ii) take-or-pay obligations contained in supply or similar agreements in each case in the ordinary course of business;

(n) Indebtedness in the form of purchase price adjustments (including in respect of working capital), earnouts, deferred compensation, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with any Permitted Acquisitions or other Investments permitted under Section 7.7 (other than Investments permitted under clause 7.7(s)) or Dispositions permitted under Section 7.5 (other than Dispositions permitted under Section 7.5(m));

(o)(i) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition; provided that (x) such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired and (y) with respect to any Indebtedness of any Person that becomes a Restricted Subsidiary or that is merged or consolidated with or into the Borrower or a Restricted Subsidiary, such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than by any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person and any of its Subsidiaries) and (ii) Permitted Refinancing Indebtedness in respect of such Indebtedness; provided that after giving effect to the applicable acquisition (or merger or consolidation) or such assumption of Indebtedness, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such acquisition (or merger or consolidation) or assumption, is not in excess of 3.25 to 1.00; provided further that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under this Section 7.2(o), together with the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under Section 7.2(w), shall not exceed $50,000,000 at any time;

(p) Indebtedness of any Restricted Subsidiary to the Borrower or any other Loan Party to the extent such Indebtedness is permitted by Section 7.7(g)(iii), Section 7.7(t) or Section

7.7(u); provided that any such Indebtedness owed to a Loan Party shall be evidenced by a promissory note which shall have been pledged pursuant to the Guarantee and Collateral Agreement;

(q) Indebtedness of the Borrower in respect of the 2015 Convertible Notes in an aggregate principal amount not to exceed $32,000,000 and any Permitted Refinancing Indebtedness in respect thereof;

(r) Indebtedness of the Borrower in respect of the 2020 Convertible Notes in an aggregate principal amount not to exceed $250,000,000 and any Permitted Refinancing Indebtedness in respect thereof;

(s) Indebtedness of any Restricted Subsidiaries that are not Loan Parties under the Asia Facility in an aggregate outstanding principal amount not to exceed the greater of (i) $150,000,000 and (ii) the sum of (x) 85% of “eligible accounts” (which shall be determined in accordance with the then-existing market eligibility criteria applicable to secured asset-based lenders in the applicable foreign jurisdictions) and (y) 50% of “eligible inventory” (which shall be determined in accordance with the then-existing market eligibility criteria and advance rates applicable to secured asset-based lenders in the applicable foreign jurisdictions), and any Permitted Refinancing Indebtedness in respect thereof;

(t) (i) Permitted Additional Junior Lien Indebtedness of any Loan Party so long as, at the time of incurrence of such Permitted Additional Junior Lien Indebtedness, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence thereof (but excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Indebtedness), is not in excess of 3.25 to 1.00; provided that (x) immediately prior to and immediately after giving effect to the incurrence of any Permitted Additional Junior Lien Indebtedness under this Section 7.2(t), no Default or Event of Default shall have occurred and be continuing and (y) the Borrower will, on the date of incurrence of such Indebtedness in a principal amount in excess of $10,000,000, deliver to the Administrative Agent a certificate of a Responsible Officer, dated such date, confirming the satisfaction of the conditions set forth above and attaching a reasonably detailed calculation of the Consolidated Leverage Ratio on a Pro Forma Basis as of the applicable date identifying the Permitted Additional Junior Lien Indebtedness being incurred and specifying that it is being incurred pursuant to this Section 7.2(t) and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(u) (i) Permitted Unsecured Indebtedness of any Loan Party so long as, at the time of incurrence of such Permitted Unsecured Indebtedness, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence thereof (but excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Indebtedness), is not in excess of 3.25 to 1.00; provided that (x) immediately prior to and immediately after giving effect to the incurrence of any Permitted Unsecured Indebtedness under this Section 7.2(u), no Default or Event of Default shall have occurred and be continuing and (y) the Borrower will, on the date of incurrence of such Indebtedness in a principal amount in excess of $10,000,000, deliver to the Administrative Agent a certificate of a Responsible Officer, dated such date, confirming the satisfaction of the conditions set forth above and attaching a reasonably detailed calculation of the Consolidated Leverage Ratio on a Pro Forma Basis as of the applicable date identifying the Permitted Unsecured Indebtedness being incurred and specifying that it is being incurred pursuant to this Section 7.2(u) and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(v) Indebtedness of the Borrower or any of its Restricted Subsidiaries arising out of any Permitted Receivables Facility; and

(w) additional Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount (for the Borrower and all Restricted Subsidiaries) not to exceed $50,000,000 at any one time outstanding; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under this Section 7.2(w), together with the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under Section 7.2(o), shall not exceed $50,000,000 at any time;

provided that notwithstanding anything to the contrary in this Section 7.2, no Loan Party shall have any Guarantee Obligations in respect of Indebtedness of a Restricted Subsidiary incurred pursuant to Section 7.2(s).

7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except:

(a) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, to the extent required by GAAP;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(d) deposits to secure the performance of bids, supplier and other trade contracts (other than for borrowed money), leases, statutory obligations (other than for borrowed money), leases, statutory obligations (other than any such obligation imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(f) Liens in existence on the Closing Date listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(e); provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (other than, in the case of Permitted Refinancing Indebtedness, by any Additional Permitted Amount);

(g) Liens securing Indebtedness of any Group Member incurred pursuant to Section 7.2(f) to finance the acquisition of fixed or capital assets (and any Permitted Refinancing Indebtedness in respect thereof); provided that (i) such Liens shall be created within 180 days of the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and products thereof and (iii) the amount of Indebtedness secured thereby is not increased; provided further that in the event that purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;

(h) (i) Liens on the Collateral created pursuant to the Security Documents (or any Term Loan Security Documents (as defined in the Intercreditor Agreement)), (ii) Liens on cash granted in favor of any lender under the ABL Credit Agreement or the Issuing Lender (as defined in the ABL Credit Agreement) created as a result of any requirement to provide cash collateral pursuant to the ABL Credit Agreement and (iii) subject to the Intercreditor Agreement, Liens on the Collateral created pursuant to the ABL Security Documents (or any ABL Security Documents (as defined in the Intercreditor Agreement));

(i) any interest or title of a lessor under any lease entered into by any Group Member in the ordinary course of its business and covering only the assets so leased;

(j) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement relating to a Permitted Acquisition;

(k) Liens in favor of any Loan Party so long as (in the case of any Lien granted by a Loan Party) such Liens are junior to the Liens created pursuant to the Security Documents;

(l) Liens arising from filing Uniform Commercial Code or personal property security financing statements (or substantially equivalent filings outside of the United States) regarding leases;

(m) any option or other agreement to purchase any asset of any Group Member, the purchase, sale or other disposition of which is not prohibited by Section 7.5;

(n) Liens arising from the rendering of an interim or final judgment or order against any Group Member that does not give rise to an Event of Default;

(o) Liens on property (including Capital Stock) existing at the time of the permitted acquisition of such property by any Group Member to the extent the Liens on such assets secure Indebtedness permitted by Section 7.2(o) or other obligations permitted by this Agreement; provided that such Liens attach at all times only to the same assets or category of assets that such Liens (other than after acquired property that is affixed or incorporated into the property covered by such Lien) attached to, and secure only the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness in respect thereof permitted by Section 7.2(o)) that such Liens secured, immediately prior to such permitted acquisition; provided further that after giving effect to any such permitted acquisition and such Indebtedness or other obligations, the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is not in excess of 2.50 to 1.00;

(p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any other Restricted Subsidiary in the ordinary course of business and permitted by this Agreement;

(q) non-exclusive licenses, sublicenses, leases and subleases of Intellectual Property of any Group Member in the ordinary course of business;

(r) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(s) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(t) Liens on premium refunds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums;

(u) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations;

(v) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.7 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to dispose of any property in a Disposition permitted by Section 7.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(w) Liens of any Restricted Subsidiary that is not a Loan Party securing Indebtedness incurred pursuant to Section 7.2(s);

(x) Liens on the Collateral securing the Permitted Additional Junior Lien Indebtedness or any Permitted Refinancing Indebtedness in respect thereof; provided that the Liens on the Collateral securing the Permitted Additional Junior Lien Indebtedness or any such Permitted Refinancing Indebtedness shall be (i) junior to the Liens on the Collateral securing the Obligations and (ii) subject to the Intercreditor Agreement or such other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent;

(y) Liens that arise or may be deemed to arise from any Permitted Receivables Facility that extend only to the accounts receivable subject thereto; and

(z) Liens not otherwise permitted by this Section so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to all Group Members) $50,000,000 at any one time.

7.4 Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any other Restricted Subsidiary (provided, that when any Subsidiary Guarantor is merging with or into another Restricted Subsidiary, such Subsidiary Guarantor shall be the continuing or surviving corporation or the continuing or surviving corporation shall, substantially simultaneously with such merger or consolidation, become a Subsidiary Guarantor);

(b) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person (other than the Borrower) in order to effect an Investment permitted pursuant to Section 7.7; provided that if such Restricted Subsidiary is a Subsidiary Guarantor the continuing or surviving Person shall be a Subsidiary Guarantor;

(c) any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5; and

(d) any Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor may (i) dispose of any or all or substantially all of its assets to any Group Member (upon voluntary liquidation or otherwise) or (ii) liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Administrative Agent or the Lenders.

7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except:

(a) the Disposition of surplus, outdated, obsolete or worn out property (other than accounts receivable or inventory) in the ordinary course of business;

(b) Dispositions of inventory, cash and Cash Equivalents in the ordinary course of business;

(c) Dispositions permitted by Section 7.4(c)(i) or Section 7.4(d)(i);

(d) the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor;

(e) Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not as part of any accounts receivables financing transaction;

(f) Dispositions of assets (including as a result of like-kind exchanges) to the extent that (i) such assets are exchanged for credit (on a fair market value basis) against the purchase price of similar or replacement assets or (ii) such asset is Disposed of for fair market value and the proceeds of such Disposition are promptly applied to the purchase price of similar or replacement assets;

(g) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any Group Member;

(h) non-exclusive licenses or sublicenses of intellectual property in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary;

(i) the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material intellectual property or rights relating thereto that the Borrower determines in its reasonable judgment to be desirable to the conduct of its business and not materially disadvantageous to the interests of the Lenders;

(j) licenses, leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary;

(k) Dispositions to any Group Member; provided that any such Disposition involving a Restricted Subsidiary that is not a Subsidiary Guarantor shall be made in compliance with Sections 7.7 and 7.9;

(l) (i) Dispositions of assets to the extent that such Disposition constitutes an Investment referred to in and permitted by Section 7.7 (other than Investments referred to in and permitted by Section 7.7(s)), (ii) Dispositions of assets to the extent that such Disposition constitute a Restricted Payment referred to in and permitted by Section 7.6 and (iii) Dispositions set forth on Schedule 7.5(l);

(m) Dispositions by the Borrower or any of its Restricted Subsidiaries of accounts receivable pursuant to any Permitted Receivables Facility; and

(n) other Dispositions of assets (including Capital Stock); provided that (i) if the total fair market value of the assets subject to any such Disposition or series of related Dispositions is in excess of $15,000,000, it shall be for fair market value (determined as if such Disposition was consummated on an arm’s-length basis), (ii) at least 75% of the total consideration for any such Disposition in excess of $15,000,000 received by the Borrower and its Restricted Subsidiaries shall be in the form of cash or Cash Equivalents, (iii) no Default or Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Default or Event of Default exists) and (iv) the requirements of Section 2.11(b), to the extent applicable, are complied with in connection therewith; provided, however, that for purposes of clause (ii) above, the following shall be deemed to be cash: (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 365 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 7.5(n) that is at that time outstanding, not to exceed $25,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that:

(a) any Restricted Subsidiary may make Restricted Payments ratably to its equity holders (or if not ratably, on a basis more favorable to the Borrower and the other Loan Parties);

(b) so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may purchase its common stock or common stock options from present or former officers or employees of any Group Member upon the death, disability or termination of employment of such officer or employee, provided, that the aggregate amount of payments under this Section 7.6(b) after the Closing Date (net of any proceeds received by the Borrower after the Closing Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000;

(c) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in shares of Qualified Capital Stock;

(d) the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock in the Borrower;

(e) the Borrower may acquire its Capital Stock upon the exercise of stock options for such Capital Stock of the Borrower if such Capital Stock represents a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Capital Stock held by, any current or former director, officer or employee of any Group Member;

(f) the Borrower may convert or exchange any of its Capital Stock for or into Qualified Capital Stock;

(g) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Restricted Payments in an amount equal to the Available Amount on such date; provided that at the time of the making of any such Restricted Payments using amounts included in the Available Amount through clause (a)(i) of the definition thereof and immediately after giving effect to such Restricted Payments, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is not in excess of 3.25 to 1.00; and

(h) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make additional Restricted Payments in an aggregate amount not to exceed over the term of this Agreement the greater of (i) $50,000,000 and (ii) 1.50% of Consolidated Total Assets (as of the date of the making of such Restricted Payment).

7.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, “Investments”), except:

(a) extensions of trade credit in the ordinary course of business;

(b) investments in cash and Cash Equivalents;

(c) Guarantee Obligations permitted by Section 7.2 (other than any Guarantee Obligations incurred by any Loan Party of obligations of a Restricted Subsidiary that is not a Subsidiary Guarantor pursuant to Section 7.2(d), which Guarantee Obligations shall solely be permitted to the extent permitted pursuant to Section 7.7(g)(iii), Section 7.7(t) or Section 7.7(u));

(d) loans and advances to directors, officers and employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Restricted Subsidiaries not to exceed $2,000,000 at any one time outstanding;

(e) the Acquisition;

(f) Investments in assets useful in the business of the Borrower and its Restricted Subsidiaries, other than current assets, made by any Group Member with the proceeds of any Reinvestment Deferred Amount;

(g) intercompany Investments (i) by any Group Member in any Loan Party, (ii) by any Restricted Subsidiary that is not a Subsidiary Guarantor in any other Restricted Subsidiary that is not a Subsidiary Guarantor and (iii) by any Group Member in any Restricted Subsidiary; provided that (x) the aggregate amount of Investments by Loan Parties pursuant to clause (iii) shall not exceed at any one time outstanding the greater of (i) $100,000,000 and (ii) 3.50% of Consolidated Total Assets (as of the date of such Investment) and (y) any such Investments in the form of intercompany loans by any Loan Party to any Restricted Subsidiary that is not a Subsidiary Guarantor shall be evidenced by notes that have been pledged to the Administrative Agent for the benefit of the Secured Parties;

(h) any Permitted Acquisition;

(i) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5;

(j) Investments acquired as a result of the purchase or other acquisition by any Group Member in connection with a Permitted Acquisition; provided, that such Investments were not made in contemplation of such Permitted Acquisition and were in existence at the time of such Permitted Acquisition;

(k) Investments existing on the Closing Date and set forth on Schedule 7.7(k) and any modification, refinancing, renewal, refunding, replacement or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.7(k) is not increased from the amount of such Investment on the Closing Date;

(l) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(m) Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with any Restricted Subsidiary, in each case in accordance with Section 7.4 after the Closing Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(n) Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(o) Investments made to effect the pledges and deposits described in, and permitted under, Section 7.3(c) and (d);

(p) Investments by the Borrower or any Restricted Subsidiary that result solely from the receipt by the Borrower or such Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Capital Stock, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereto);

(q) mergers and consolidations permitted under Section 7.4 that do not involve any Person other than the Borrower and Restricted Subsidiaries that are Wholly Owned Subsidiaries;

(r) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments in an aggregate amount not to exceed the Available Amount at such time;

(s) Investments in any Receivables Subsidiary made to effect any Permitted Receivables Facility;

(t) other Investments, if, at the time of such Investment, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such Investment, is not in excess of 2.00 to 1.00; and

(u) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount (valued at cost) not to exceed during the term of this Agreement the greater of (i) $75,000,000 and (ii) 2.25% of Consolidated Total Assets (as of the date of the making of such Investment).

7.8 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Junior Indebtedness (any of the foregoing, a “Restricted Debt Payment”) other than:

(i) refinancings of Junior Indebtedness with the proceeds of Permitted Refinancing Indebtedness permitted in respect thereof under Section 7.2;

(ii) payments of or in respect of Junior Indebtedness made solely with Qualified Capital Stock or the conversion of any Junior Indebtedness into Qualified Capital Stock;

(iii) prepayments of intercompany Junior Indebtedness permitted hereunder owed by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary; provided that no prepayment of any Junior Indebtedness owed by any Loan Party to any Restricted

Subsidiary that is not a Loan Party shall be permitted so long as a Default or Event of Default shall have occurred and be continuing or would result therefrom;

(iv) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Restricted Debt Payments in an aggregate amount not to exceed over the term of this Agreement the greater of (i) $50,000,000 and (ii) 1.50% of Consolidated Total Assets (as of the date of the making of such Restricted Debt Payment);

(v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Restricted Debt Payments in an amount equal to the Available Amount on such date; provided that at the time of the making of such Restricted Debt Payment using amounts included in the Available Amount through clause (a)(i) of the definition thereof and immediately after giving effect to such Restricted Debt Payment, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is not in excess of 3.25 to 1.00; and

(vi) in addition to the other Restricted Debt Payments permitted by this Section 7.8 and so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Restricted Debt Payments if, at the time of making such Restricted Debt Payment and immediately after giving effect thereto, the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is not in excess of 2.00 to 1.00.

Notwithstanding anything to the contrary contained in this Section 7.8(a), in no event shall any payment in respect of Subordinated Indebtedness be permitted if such payment is in violation of the subordination provisions of such Subordinated Indebtedness.

(b) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Junior Indebtedness (other than any such amendment, modification, waiver or other change that would not materially and adversely affect the interests of the Lenders).

7.9 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than (x) transactions between or among the Loan Parties and (y) transactions between or among the Borrower and its Restricted Subsidiaries consistent with past practices and made in the ordinary course of business) unless such transaction is (a) otherwise permitted under this Agreement and (b) upon fair and reasonable terms no less favorable to the relevant Group Member than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided that the foregoing restriction in clause (b) shall not apply to (i) transactions permitted under Section 7.6; (ii) the payment of customary directors’ fees and indemnification and reimbursement of expenses to directors, officers or employees; (iii) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Borrower’s Board of Directors; (iv) employment and severance arrangements entered into in the ordinary course of business between the Borrower or any Restricted Subsidiary and any employee thereof and, to the extent entered into after the Closing Date and providing an annual base salary or severance payments in excess of $500,000, approved by the Borrower’s Board of Directors; (v) intercompany transactions undertaken in good faith (as certified by a Responsible Officer) for the purpose of improving the consolidated tax efficiency of the Group Members, (vi) Investments permitted by Section 7.7(d) and (vii) transactions disclosed in the Borrower’s SEC filings made prior to the Closing Date.

7.10 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real or personal property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, unless (a) the Disposition of the property subject to such transaction is permitted by Section 7.5 and the Borrower or the applicable Restricted Subsidiary would be entitled to incur Liens with respect to such transaction pursuant to Section 7.3 and Indebtedness in an amount equal to the Attributable Indebtedness with respect to such transaction pursuant to Section 7.2; (b) the Net Cash Proceeds received by the applicable Group Member in connection with such transaction are at least equal to the fair market value (as determined by the board of directors of the Borrower or a member of the senior management of the Borrower) of such property and (c) the Borrower or the applicable Subsidiary applies the Net Cash Proceeds of such transaction in accordance with Section 2.11; provided that the aggregate amount of consideration paid to the Group Members (and the aggregate principal amount of any Attributable Indebtedness) in respect of transactions permitted under this Section 7.10 shall not exceed $25,000,000.

7.11 Swap Agreements. Enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Group Member has actual exposure (other than those in respect of Capital Stock), (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of any Group Member and (c) Swap Agreements in existence as of the Closing Date and reflected in the Borrower’s filings with the SEC.

7.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than the Monday closest to December 31 or change the Borrower’s method of determining fiscal quarters, in each case without the consent of the Administrative Agent.

7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired to secure its obligations under the Loan Documents to which it is a party other than (a) (i) this Agreement, the other Loan Documents, the ABL Loan Documents and the documentation governing the Asia Facility, (ii) any agreement governing any Indebtedness incurred pursuant to Section 7.2 to the extent such prohibition or limitation is customary in agreements governing Indebtedness of such type and in any event so long as such agreement is not more restrictive than the Loan Documents and (iii) any agreement governing any Permitted Refinancing Indebtedness in respect of the Loans, the ABL Loans or Indebtedness incurred pursuant to Section 7.2, in each case, with respect to this clause (iii), so long as any such agreement is not more restrictive than the Loan Documents, the ABL Loan Documents or the documents governing the Indebtedness being refinanced, as applicable, (b) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement in effect at the time any Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such prohibition or limitation applies only to such Restricted Subsidiary (and, if applicable, its Subsidiaries) and such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, as such agreement may be amended, restated, supplemented, modified extended renewed or replaced, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction contemplated by this Section 7.13 contained therein, (d) customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases, licenses or sublicenses, so long as such restrictions are limited to the property or assets subject to such leases, subleases, licenses or sublicenses, as the case may be,(e) customary restrictions and conditions contained in agreements relating to the sale of a Restricted

Subsidiary or any assets pending such sale, provided that such restrictions or conditions apply only to the Restricted Subsidiary or assets that is to be sold and such sale is permitted hereunder and (f) customary restrictions in the definitive documentation governing any Permitted Receivables Facility, so long as such restrictions relate only to the accounts receivable subject to such Permitted Receivables Facility and/or to distributions from any Receivables Subsidiary.

7.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, any Group Member, (b) make loans or advances to, or other Investments in, any Group Member or (c) transfer any of its assets to any Group Member, except for (i) any encumbrances or restrictions existing under (A) this Agreement, the other Loan Documents, the ABL Loan Documents or the documentation governing the Asia Facility, (B) any agreement governing Indebtedness incurred pursuant to Section 7.2 so long as such encumbrance or restriction is customary in agreements governing Indebtedness of such type and is no more restrictive than the Loan Documents or (C) any agreement governing Permitted Refinancing Indebtedness in respect of the Loans, any ABL Loans or any other Indebtedness incurred pursuant to Section 7.2, in each case so long as any such agreement is not more restrictive than the Loan Documents, the ABL Loan Documents or the documents governing the Indebtedness being refinanced, as applicable, (ii) any encumbrances or restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iii) any encumbrance or restriction applicable to a Restricted Subsidiary (and, if applicable, its Subsidiaries) under any agreement of such Restricted Subsidiary in effect at the time such Person becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, as such agreement may be amended, restated, supplemented, modified extended renewed or replaced, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction contemplated by this Section 7.14 contained therein, (iv) customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases, licenses or sublicenses, so long as such restrictions are limited to the property or assets subject to such leases, subleases, licenses or sublicenses, as the case may be and (v) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets pending such sale, provided that such restrictions or conditions apply only to the Restricted Subsidiary or assets that is to be sold and such sale is permitted hereunder.

7.15 Lines of Business. Enter into any business, either directly or through any Restricted Subsidiary, except for those businesses in which the Group Members were engaged on the Closing Date (after giving effect to the Acquisition) or that are reasonably related, ancillary or complementary thereto.

7.16 Amendments to Acquisition Documents. (a) Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Borrower or any of its Restricted Subsidiaries pursuant to the Acquisition Documentation such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Loan Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation except for any such amendment, supplement or modification that (i) becomes effective after the Closing Date and (ii) could not reasonably be expected to have a Material Adverse Effect.

7.17 Use of Proceeds. Request any Loan, and the Borrower shall not use, and shall procure that its Restricted Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Loan (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent that such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or a European Union member state or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof; or

(b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or

(c) any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement or Section 5.13 of the Guarantee and Collateral Agreement; or

(d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice to the Borrower from the Administrative Agent or the Required Lenders; or

(e) any Group Member shall (i) default in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created; (iii) other than with respect to Indebtedness outstanding under the ABL Credit Agreement, default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; or (iv) with respect to Indebtedness outstanding under the ABL Credit Agreement, default in the observance or performance of any other agreement or condition relating to such Indebtedness or contained in any ABL Loan Document or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the ABL Administrative Agent or the lenders under the ABL Credit Agreement to cause, with the giving of notice if required, the ABL Loans to become due prior to their stated maturity and/or the ABL Commitments to terminate prior to their stated termination date (provided that, in the case of this clause (iv), such default shall not constitute an Event of Default hereunder unless (A) the outstanding principal amount of ABL Loans is (at the time of such default or at any time prior to the waiver or cure of such default) in excess of $25,000,000 and (B) (1) such default shall continue unremedied for a period of 30 days (during which period such default is not waived or cured), (2) the holders of the ABL Loans cause the ABL Loans to become due prior to their stated maturity and/or the ABL Commitments to terminate prior to their stated termination date or (3) the ABL Administrative Agent and/or the lenders under the ABL Credit Agreement exercise secured creditor remedies as a result of such default); or

(f) (i) any Group Member shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against any Group Member any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against any Group Member any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) any Group Member shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Group Member shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) or any Group Member shall make a general assignment for the benefit of its creditors; or

(g) (i) an ERISA Event and/or a Foreign Plan Event shall have occurred; (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan; (iii) the PBGC shall institute proceedings to terminate any Pension Plan; (iv) any Group Member or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan, a Foreign Benefit Arrangement, or a Foreign Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or

(h) one or more judgments or decrees shall be entered against any Group Member involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

(i) any of the Security Documents or the Intercreditor Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby (and, for the avoidance of doubt, as required by the Intercreditor Agreement), except (i) the release thereof as provided in the applicable Loan Document or Section 10.14 or (ii) as a result of the failure of the Administrative Agent to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement; or

(j) the guarantee contained in Article II of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Subsidiary of any Loan Party shall so assert; or

(k) the subordination provisions contained in any Subordinated Indebtedness with an aggregate principal amount in excess of $50,000,000 shall cease, for any reason, to be in full force and effect, or any Loan Party or any Subsidiary of any Loan Party shall so assert; or

(l) a Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

SECTION 9. THE AGENTS

9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. No Agent nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan

Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s (respectively) own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

9.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or e-mail message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

9.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that none of the Agents nor any of their respective officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys-in-fact or affiliates.

9.7 Indemnification. The Lenders agree to severally indemnify each Agent and its officers, directors, employees, affiliates, agents, advisors and controlling persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8(a) or Section 8(f) with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as

Administrative Agent by the date that is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9 and of Section 10.5 shall continue to inure to its benefit.

9.10 Arranger, Syndication Agent and Documentation Agents. None of the Arranger, the Syndication Agent or the Documentation Agents shall have any duties or responsibilities hereunder in their respective capacities as such.

SECTION 10. MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of “Required Lenders” without the written consent of each Lender, reduce any percentage specified in the definition of “Majority Facility Lenders” without the written consent of each Lender of the applicable Facility or change any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Facility) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of the applicable Facility, as applicable), (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the Subsidiary Guarantors from their obligations under the Guarantee and Collateral Agreement, in each case without the written consent of all Lenders; (v) amend, modify or waive any provision of Section 2.17 without the written consent of each Lender in respect of each Facility adversely affected thereby; (vi) reduce the amount of Net Cash Proceeds or Excess Cash Flow required to be applied to prepay Loans under this Agreement without the written consent of the Majority Facility Lenders with respect to each Facility adversely affected thereby; or (vii) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share in the benefits of this Agreement and the other Loan Documents with the Term Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Majority Facility Lenders.

Notwithstanding the foregoing, this Agreement may be amended in form reasonably satisfactory to the Administrative Agent with the written consent of the Borrower and the Lenders (provided that if the consent of the Administrative Agent would be required for an assignment to any such Lender pursuant Section 10.6, such Lender must be satisfactory to the Administrative Agent) providing the relevant Replacement Term Loans (as defined below) to permit the refinancing, replacement or modification of all or any portion of the outstanding Term Loans (“Replaced Term Loans”) with a replacement term loan hereunder (“Replacement Term Loans”); provided, that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans plus an amount equal to the unpaid accrued interest and premium thereon at such time plus reasonable fees and expenses (including original issue discount and upfront fees) incurred in connection with such replacement, (b) the terms of Replacement Term Loans (excluding pricing, fees, rate floors and optional prepayment or redemption terms) reflect market terms at the time of incurrence thereof as reasonably determined by the Borrower (but in no event shall any Replacement Term Loans have covenants and events of default, taken as a whole, materially more restrictive than those applicable to the Replaced Term Loans (other than any covenants or other provisions applicable only to periods after the Latest Maturity Date (as in effect on the date of incurrence of such Replacement Term Loans))), (c) the maturity date of such Replacement Term Loans shall not be earlier than the maturity date of the Replaced Term Loans, (d) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Replaced Term Loans, (e) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Replaced Term Loans at the time of such refinancing and (f) such Replacement Term Loans shall share ratably or less than ratably with any prepayments or repayments of the Replaced Term Loans. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended to include Replacement Term Loans without the consent of any other Lenders, to the extent necessary to (i) reflect the terms of such Replacement Term Loans incurred pursuant to this paragraph and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this paragraph.

Furthermore, notwithstanding the foregoing, (i) the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and (ii) the Loan Documents may be amended in accordance with Sections 2.24, 2.25 and 2.26.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or e-mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

Borrower:	TTM Technologies, Inc. 1665 Scenic Avenue, Suite 250 Costa Mesa, California 92626 Attention: Todd Schull Facsimile: (714) 784-3712 E-mail: todd.schull@ttmtech.com

with a copy to:	Greenberg Traurig, LLP 2375 E. Camelback Road, Suite 700 Phoenix, Arizona 85016 Attention: Bruce E. Macdonough Brian H. Blaney Facsimile: (602) 445-8100 E-mail: Macdonoughb@gtlaw.com Blaneyb@gtlaw.com

Administrative Agent:

JPMorgan Chase Bank, N.A.

Mail Code IL1-0010, L2 Floor

JPM Loan & Agency Services

10 S. Dearborn Street

Chicago, IL 60603

Attention: April Yebd

Facsimile: (888) 490-5665

E-mail: april.yebd@jpmorgan.com

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

10.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arranger for all of their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Term B Facility and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of one primary counsel to the Administrative Agent and the Arranger and, if necessary, one local counsel in each applicable jurisdiction and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the fees, disbursements and other charges of counsel to the Administrative Agent and the Lenders and including all costs and expenses incurred during any workout, restructuring or negotiations; provided that fees, disbursements and other charges of counsel set forth in this clause (b) shall be limited to fees, disbursements and other charges of (i) one counsel to the Administrative Agent and for the Lenders (taken together as a single group or client), (ii) if necessary, one local counsel required in any relevant local jurisdiction (which may include a single counsel acting in multiple jurisdictions) and applicable special regulatory counsel, (iii) additional counsel retained with the Borrower’s consent (such consent not to be unreasonably withheld or delayed) and (iv) if representation of the Administrative Agent and/or all Lenders in such matter by a single counsel would be inappropriate based on the advice of legal counsel due to the existence of an actual or potential conflict of interest, where the Lender affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Lender and, if necessary, one firm of local counsel in any relevant local jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such affected Lender and one firm of special regulatory counsel for such affected Lender, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Arranger and each Agent, their respective affiliates, and their respective officers, directors, employees, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person, including any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Group Member or any of the Properties and the reasonable fees, disbursements and other charges of legal counsel (limited to reasonable fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole, and one firm of special regulatory counsel for all Indemnitees, taken as a whole (and, in the case of an actual or potential conflict of interest, where an Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for such affected Indemnitee and one firm of special regulatory counsel for such affected Indemnitee)) in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee (or any of its Affiliates, officers, directors, employees, agents, advisors or controlling persons) or (y) a material breach in bad faith by such Indemnitee of its obligations under the Loan Documents pursuant to a claim initiated by the Borrower, and provided, further, that this Section 10.5(d) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent any such damages are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee (or any of its Affiliates, officers, directors, employees, agents, advisors or controlling persons) or (y) a material breach in bad faith by such Indemnitee of its obligations under the Loan Documents pursuant to a claim initiated by the Borrower. No Indemnitee shall be liable for any indirect, special, exemplary, punitive or consequential damages in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. All amounts due under this Section 10.5 shall be payable not later than 10 days after written demand therefor. Statements payable by the Borrower pursuant to this Section 10.5 shall be submitted to Todd Schull (Facsimile No. (714) 784-3712), at the address of the Borrower set forth in Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of:

(A)	the Borrower (such consent not to be unreasonably withheld), provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; and

(B)	the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Term Loan to a Lender, an affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A)	except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans under any Facility, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any;

(B)	(1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and

(C)	the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a

Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the principal amount (and stated interest) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (ii) directly affects such Participant. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.22 with respect to any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.19(f) (it being understood that the documentation required under Section 2.19(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section and (ii) shall not be entitled to receive any greater payment under Sections 2.18 or 2.19, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this paragraph (d).

(e) Any Lender may, so long as no Default or Event of Default has occurred and is continuing and no proceeds of ABL Loans are used, directly or indirectly, to fund the consideration for any such assignment, at any time assign all or a portion of its rights and obligations with respect to Term Loans under a Facility under this Agreement to the Borrower through (x) Dutch auctions open to all Lenders under such Facility on a pro rata basis in accordance with Section 2.25 or (y) notwithstanding any other provision in this Agreement, open market purchases on a non pro rata basis; provided that, in connection with assignments pursuant to clause (y) above, (A) at the time of any such assignment, the Borrower shall make a No Undisclosed Information Representation, (B) any Term Loans assigned to the Borrower shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder, and such Term Loans may not be resold (it being understood and agreed that any gains or losses by the Borrower upon purchase or acquisition and cancellation of such Term Loans shall not be taken into account in the calculation of Excess Cash Flow, Consolidated Net Income or Consolidated EBITDA) and (C) the Borrower shall promptly provide notice to the Administrative Agent of such assignment of such Term Loans and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Term Loans in the Register.

(f) The list of Disqualified Lenders (i) shall be made available to the Lenders by posting on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) and (ii) shall be provided to any Lender upon request by such Lender to the Administrative Agent. A Lender may provide the list of Disqualified Lenders to any potential assignee or participant on a confidential basis in accordance with Section 10.15 hereof for the purpose of verifying whether such Person is a Disqualified Lender.

10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by e-mail or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any indirect, special, exemplary, punitive or consequential damages.

10.13 Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties.

10.14 Releases of Guarantees and Liens. (a) Upon any sale, transfer or other Disposition by any Loan Party (other than any such sale, transfer or other Disposition to another Loan Party) of any Collateral in a transaction permitted by this Agreement, upon the pledge by any Loan Party (other than any such pledge in favor of another Loan Party) of any Collateral constituting accounts receivable in connection with a Receivables Purchase Facility that constitutes a Permitted Receivables Facility (so long as such pledge is permitted by this Agreement), or upon the effectiveness of any written consent to the release of the security interest in any Collateral created under any Security Document pursuant to Section 10.1, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this clause (a), the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such release.

(b) At such time as the Loans and the other obligations (other than indemnification or reimbursement obligations under Section 2.18, 2.19(a), 2.19(d) or 2.20 for which the Borrower has not been notified and contingent indemnification obligations) under the Loan Documents shall have been paid in full and the Commitments have been terminated, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. In connection with any termination or release pursuant to this clause (b), the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.

(c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraphs (a) or (b) above.

10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, (j) to data service providers (including league table providers) that serve the lending industry to the extent such information is of the type customarily provided to such providers or (k) if agreed by the Borrower in its sole discretion, to any other Person.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

The Borrower represents and warrants that it and its Subsidiaries either (i) have no registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.1(a) and (b), along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower and its Subsidiaries have no outstanding publicly traded securities, including 144A securities. For the avoidance of doubt, the Projections shall not be posted to Public-Siders.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be Public-Siders. If any Borrower Materials are designated by the Loan Parties as “PRIVATE”, such Borrower Materials will not be made available to that portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to Borrower, its Subsidiaries or their securities for purposes of federal and state securities laws. The Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PRIVATE” or “CONFIDENTIAL” as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of federal and state securities laws.

10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.17 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

10.18 Intercreditor Agreement. Each Lender hereby authorizes and directs the Administrative Agent (a) to enter into the Intercreditor Agreement on its behalf, perform the Intercreditor Agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interest of the Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreement and (b) to enter into any other intercreditor agreement reasonably satisfactory to the Administrative Agent on its behalf, perform such intercreditor agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interests of the Lenders, and each Lender agrees to be bound by the terms of such intercreditor agreement. Each Lender acknowledges that the Intercreditor Agreement governs, among other things, Lien priorities and rights of the Lenders and the ABL Secured Parties (as defined in the Intercreditor Agreement) with respect to the Collateral, including the ABL Priority Collateral.

10.19 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.